
                                                                     EXHIBIT 2.1





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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                           ORLEANS HOMEBUILDERS, INC.,

                             MASTERPIECE HOMES, INC.

                                       AND

                               ROBERT FITZSIMMONS

                           THE DAVID R. ROBINSON TRUST

                               AND DAVID ROBINSON

                            Dated as of July 28, 2003

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                                TABLE OF CONTENTS

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                                                                                                               Page
SECTION 1. ACQUISITION OF SHARES..................................................................................4

         1.1      Sale and Purchase of Shares.....................................................................4
         1.2      Waiver..........................................................................................4

SECTION 2. PURCHASE PRICE AND PAYMENT.............................................................................4

         2.1      Purchase Price..................................................................................4
         2.2      Payment.........................................................................................5
         2.3      Stock Purchase and Stock Options................................................................6
         2.4      Guarantees......................................................................................7

SECTION 3. REPRESENTATIONS AND WARRANTIES REGARDING SELLERS.......................................................7

         3.1      Power and Authorization.........................................................................8
         3.2      No Conflicts....................................................................................8
         3.3      Ownership of the Shares.........................................................................9
         3.4      Brokers.........................................................................................9
         3.5      Indebtedness....................................................................................9
         3.6      Trust Matters...................................................................................9

SECTION 4. REPRESENTATIONS AND WARRANTIES REGARDING COMPANY.......................................................9

         4.1      Organization and Good Standing..................................................................9
         4.2      Power and Authorization.........................................................................9
         4.3      No Conflicts...................................................................................10
         4.4      Capitalization.................................................................................11
         4.5      Investments and Subsidiaries...................................................................11
         4.6      Compliance with Laws...........................................................................11
         4.7      Litigation.....................................................................................11
         4.8      Financial Statements...........................................................................12
         4.9      Inventory......................................................................................12
         4.10     Warranties.....................................................................................12
         4.11     Real Property..................................................................................13
         4.12     Personal Property..............................................................................15
         4.13     List of Properties, Contracts, etc.............................................................15
         4.14     Contracts......................................................................................16
         4.15     Insurance......................................................................................17
         4.16     Previously Constructed Homes...................................................................17
         4.17     Suppliers......................................................................................18
         4.18     Taxes..........................................................................................18
         4.19     Employee Benefits..............................................................................20
         4.20     Labor Matters..................................................................................22
         4.21     Directors, Officers and Employees..............................................................23
         4.22     Affiliate Agreements...........................................................................23

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
         4.23     Environmental Matters..........................................................................23
         4.24     Absence of Certain Changes and Events..........................................................26
         4.25     Books and Records..............................................................................27
         4.26     Brokers........................................................................................27
         4.27     Accounts Receivable............................................................................27
         4.28     Financial Projections..........................................................................28
         4.29     Masterpiece Homes and Properties, Inc..........................................................28
         4.30     Additional Capital Contributions...............................................................28
         4.31     Disclosure.....................................................................................28

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................28

         5.1      Organization and Good Standing.................................................................28
         5.2      Power and Authorization........................................................................28
         5.3      No Conflicts...................................................................................29
         5.4      Brokers........................................................................................29
         5.5      Funds..........................................................................................29
         5.6      Investment Purpose.............................................................................29
         5.7      Disclosure.....................................................................................29

SECTION 6. OBLIGATIONS OF THE PARTIES............................................................................30

         6.1      Conduct of Business Pending Closing............................................................30
         6.2      Negative Covenants.............................................................................30
         6.3      Access to Information; Confidentiality.........................................................31
         6.4      Commercially Reasonable Efforts................................................................33
         6.5      Consents.......................................................................................33
         6.6      Financial Information..........................................................................33
         6.7      Noncompetition, Trade Secrets, etc.............................................................33

SECTION 7. CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS...................................................35

         7.1      Representations and Warranties.................................................................35
         7.2      Performance of Covenants.......................................................................35
         7.3      Approvals......................................................................................35
         7.4      Legal Matters..................................................................................35
         7.5      Financial Condition............................................................................35
         7.6      Employment Agreements..........................................................................35
         7.7      Resignation of Directors and Officers..........................................................36
         7.8      Opinion of Counsel.............................................................................36
         7.9      No Material Adverse Change.....................................................................36
         7.10     Indebtedness...................................................................................36
         7.11     Intentionally Omitted..........................................................................36
         7.12     Tax Affidavits.................................................................................36
         7.13     Masterpiece Homes and Properties, Inc..........................................................36
         7.14     Estoppel Letters...............................................................................36


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
SECTION 8. CERTAIN CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS..................................................36

         8.1      Representations and Warranties.................................................................36
         8.2      Performance of Covenants.......................................................................37
         8.3      Approvals......................................................................................37
         8.4      Legal Matters..................................................................................37
         8.5      Employment Agreement...........................................................................37
         8.6      Opinion of Counsel.............................................................................37
         8.7      Release of Guarantees..........................................................................37

SECTION 9. CLOSING...............................................................................................37

         9.1      Time and Place of Closing......................................................................37
         9.2      Deliveries at the Closing......................................................................37
         9.3      Default by Any Seller at the Closing...........................................................39
         9.4      Accounts Receivable From Employees of Company..................................................39
         9.5      Remittance of Payments.........................................................................40
         9.6      Confidential Information.......................................................................40

SECTION 10. INTENTIONALLY OMITTED................................................................................40

SECTION 11. INDEMNIFICATION......................................................................................40

         11.1     Indemnification by Sellers and Robinson........................................................40
         11.2     Indemnification by Buyer.......................................................................41
         11.3     Third Party Claims.............................................................................41
         11.4     Tax Indemnification and Other Matters..........................................................41
         11.5     Tax Treatment of Indemnity Payments............................................................44
         11.6     Interest.......................................................................................44
         11.7     Reimbursement Separate From Indemnity..........................................................45
         11.8     Right of Set-Off...............................................................................45
         11.9     Certain Liability Matters......................................................................45

SECTION 12. DEFINITIONS..........................................................................................45

SECTION 13. MISCELLANEOUS........................................................................................48

         13.1     Further Assurances.............................................................................48
         13.2     Costs and Expenses.............................................................................48
         13.3     Notices........................................................................................48
         13.4     Assignment and Benefit.........................................................................49
         13.5     Amendment, Modification and Waiver.............................................................50
         13.6     Governing Law, Venue and Attorneys' Fees and Costs.............................................50
         13.7     Section Headings and Defined Terms.............................................................51
         13.8     Severability...................................................................................51
         13.9     Counterparts...................................................................................51
         13.10    Entire Agreement...............................................................................51

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

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of
July 28, 2003 by and among Orleans Homebuilders, Inc., a Delaware corporation
("Buyer"), Masterpiece Homes, Inc., a Florida corporation ("Company") and Robert
Fitzsimmons ("Fitzsimmons"), David R. Robinson, as trustee under that certain
David R. Robinson Trust Agreement dated October 21, 1996, as amended, and not individually (the "Trust," and together with Fitzsimmons, the "Sellers") and David R. Robinson, individually ("Robinson").

         A. Buyer desires to acquire Company.

         B. Collectively the Sellers own all of the issued and outstanding shares of Common Stock of the Company.

         C. The Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of common stock of the Company at the price and upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. ACQUISITION OF SHARES

             1.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as herein defined), each Seller shall sell, transfer and deliver to Buyer the shares of the common stock of the Company set forth beside his name on Schedule 1.1 hereto, in the aggregate constituting all of the outstanding shares of the capital stock of Company
(collectively, the "Shares"), and Buyer shall purchase the Shares for the consideration set forth in Section 2.

             1.2 Waiver. The Company, Sellers and Robinson hereby waive any rights restricting transfer of the Shares under the Shareholders Agreement dated
December 12, 1994, the Stock Restriction and Purchase Agreement dated January
27, 2003, and any other agreement, and hereby agree to the transfer of the Shares to Buyer as set forth in this Agreement.

         SECTION 2. PURCHASE PRICE AND PAYMENT

             2.1 Purchase Price. The aggregate purchase price for the Shares shall be the sum of the following (collectively, the "Purchase Price"):

                 (a) Three Million Nine Hundred Thousand Dollars ($3,900,000);

                 (b) the Contingent Stock Payment set forth in Section 2.2(b), if any; and

                 (c) the Contingent Profits Payment set forth in Section 2.2(c), if any.

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             2.2 Payment. The Purchase Price shall be paid as follows:

                 (a) Two Million Six Hundred Thousand ($2,600,000) of the
Purchase Price payable pursuant to subsection 2.1(a) shall be paid to the Trust and One Million Three Hundred Thousand ($1,300,000) of the Purchase Price payable pursuant to subsection 2.1(a) shall be paid to Fitzsimmons, on the Closing Date (the "Closing Stock Payment") by wire transfer of immediately available funds pursuant to instructions previously given by Sellers to Buyer for that purpose. Fitzsimmons authorizes the Buyer to deduct the purchase price of the Thirty Thousand (30,000) shares of the Buyer's Common Stock (as defined below) to be purchased at Closing pursuant to Section 2.3(a) from the portion of the Closing Stock Payment payable to Fitzsimmons;

                 (b) One Million Four Hundred Twenty Thousand Dollars
($1,420,000) of the Purchase Price payable pursuant to subsection 2.1(b) shall be paid to the Trust and Seven Hundred Ten Thousand Dollars ($710,000) of the Purchase Price payable pursuant to subsection 2.1(b) shall be paid to Fitzsimmons, within ten (10) business days after January 1, 2005 (the
"Contingent Stock Payment") by wire transfer of immediately available funds pursuant to instructions previously given by Sellers to Buyer for that purpose.
The Contingent Stock Payment shall be payable as set forth herein unless
Fitzsimmons is terminated for Cause (as such term is defined in his Employment
Agreement) or Fitzsimmons terminates his employment without Good Reason (as such term is defined in his Employment Agreement) prior to December 31, 2004;

                 (c) Pursuant to the provisions of the Employment Agreement, Buyer shall pay Fitzsimmons an amount equal to .25 multiplied by the fiscal year
Pre-tax Profits from Operations (as defined below) for the calendar years ended
December 31, 2004, 2005 and 2006 (the "Contingent Profits Payment"). Each
Contingent Profits Payment shall be payable as set forth herein unless
Fitzsimmons is terminated for Cause (as such term is defined in his Employment
Agreement) or Fitzsimmons terminates his employment without Good Reason (as such term is defined in his Employment Agreement) prior to December 31, 2004, 2005 or 2006, as applicable. The parties hereto agree that any Contingent Profits
Payment constitutes compensation to Fitzsimmons, and consequently, Fitzsimmons shall treat such payments, if any, as ordinary income on his personal tax returns or other related filings. Robinson shall not have any right to or interest in such Contingent Profits Payment, if any. "Pre-tax Profits from Operations" shall mean the net operating income of the Company as determined in accordance with GAAP, consistent with Buyer's past practice; provided, however, that in the event additional capital is jointly determined by Buyer and Fitzsimmons to be required to be contributed by Buyer to the Company, the Pre-Tax Profits from Operations for purposes of making the calculations required by this 2.2(c) shall be reduced by twenty-five percent (25%) of the average amount of such contribution outstanding during the applicable fiscal year that is in excess of the cumulative distributions theretofor made by the Company to Buyer or any subsidiary thereof. Pre-tax Profits from Operations shall be determined by Buyer, and such determination shall be final, binding and conclusive upon all parties, unless disputed by Fitzsimmons in accordance with
Section 2.2(d) below. Buyer shall cause Fitzsimmons to receive the final determination of the Pre-tax Profits from Operations promptly after the receipt thereof by Buyer.

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                 (d) In the event Fitzsimmons claims the Pre-tax Profits from
Operations with respect to any of the calendar years ended December 31, 2004,
2005 or 2006 is greater than the determination of such by Buyer, Fitzsimmons shall, within 15 days after receipt of such determination from Buyer with respect to any such year, provide written notice and the supporting calculations
(the "Dispute Notice") to Buyer disputing Buyer's final determination of the
Pre-tax Profits from Operations, which Dispute Notice must specify in reasonable detail the basis for such dispute and the amount thereof. In the event
Fitzsimmons does not timely give Dispute Notice to Buyer in the manner set forth above, Buyer's determination of the Pre-tax Profits from Operations shall be deemed to be final, binding and conclusive upon all parties. Upon the timely receipt of the Dispute Notice by Buyer, Fitzsimmons and Buyer agree to consult and resolve in good faith any issues arising as a result of such review. If the parties are unable to resolve any disputes within fifteen (15) business days following Buyer's receipt of the Dispute Notice, the parties shall jointly request the accounting firm of PricewaterhouseCoopers LLP ("PWC") to resolve any issues in dispute as promptly as possible and the parties shall cooperate with
PWC to resolve such disagreement. PWC shall make a determination with respect to any disputed issue, and Pre-tax Profits from Operations shall be as determined by PWC, which determination shall be final, binding and conclusive upon all parties. The fees and expenses of PWC shall be paid one-half by Buyer and one-half by Fitzsimmons.

                 (e) Buyer shall pay Fitzsimmons by wire transfer pursuant to instructions previously given by Fitzsimmons to Buyer for that purpose the portion of the Contingent Profits Payment payable pursuant to subsection 2.1(c), if any, within thirty (30) days after the Pre-tax Profits from Operations has been determined by Buyer (but no later than ninety (90) days following the end of the applicable year) or, in the event a Dispute Notice is timely given pursuant to subsection 2.1(d), within thirty (30) days after Buyer and Fitzsimmons receive a written copy of the final determination of Pre-tax Profits from Operations by PWC (or any earlier resolution of the dispute).

             2.3 Stock Purchase and Stock Options.

                 (a) At the Closing, Fitzsimmons shall purchase from Buyer thirty thousand (30,000) shares of Buyer's common stock, par value $.10 per share (the "Buyer's Common Stock"), at a price equal to Eight Dollars ($8.00) per share. The certificates evidencing the thirty thousand (30,000) shares of Buyer's Common Stock to be purchased by Fitzsimmons pursuant to the preceding sentence will be issued within four (4) days after the Closing Date. Fitzsimmons shall have the right (the "Put Right") to cause Buyer to repurchase such shares at such price of Eight Dollars ($8.00) per share (as such number of shares and per-share amount shall be appropriately adjusted to reflect any stock splits, subdivisions, reorganizations, combinations and similar transactions made after the date hereof with respect to Buyer's Common Stock) by giving notice (a "Put
Notice") to Buyer no later than the earlier of (i) December 31, 2006, or (ii) that date which is thirty (30) days after termination by Fitzsimmons of his employment without Good Reason or a termination for Cause (as those terms are defined in Fitzsimmons' Employment Agreement with Company) by Buyer of Fitzsimmons' employment with Buyer. Fitzsimmons shall not be entitled to exercise the Put Right in the event that he fails to provide the Put Notice in the applicable time period as set forth above. On each of December 31, 2004, 2005 and 2006, Fitzsimmons shall have the right to purchase from Buyer Fifteen
Thousand (15,000) additional shares of the Buyer's Common Stock at a purchase


                                     - 6 -


price per share equal to the closing price of Buyer's Common Stock on the American Stock Exchange as of the Closing Date (as such number of shares and per-share amount shall be appropriately adjusted to reflect any stock splits, subdivisions, reorganizations, combinations and similar transactions made after the date hereof with respect to Buyer's Common Stock). Fitzsimmons option to purchase up to Forty-Five Thousand (45,000) shares of Buyer's Common Stock shall vest as set forth herein unless Fitzsimmons is terminated for Cause (as such term defined in his Employment Agreement) or Fitzsimmons terminates his employment without Good Reason (as such term is defined in his Employment Agreement) prior to the vesting dates set forth above for each specified increment. Notwithstanding anything herein to the contrary, Buyer may establish an alternative date for Fitzsimmons' option to purchase Buyer's Common Stock pursuant to this Section 2.3(a) (other than shares which were or could have been purchased under this Section 2.3(a) prior to such alternative date) in the event of the liquidation, dissolution, merger, consolidation or sale of Buyer or of substantially all of Buyer's assets, or any similar transaction; provided, however, that in the event such an alternative date is established, such date shall be no earlier than 30 days after notice of such alternative date is provided to Fitzsimmons; and further provided that in the event such an alternative date is established, Fitzsimmons' option to purchase Buyer's Common Stock pursuant to this Section 2.3(a) shall be exercisable with respect to all of the shares subject to such option (other than shares which were or could have been purchased under this Section 2.3(a) prior to such alternative date) even if Fitzsimmons' right to acquire such shares would not otherwise be exercisable as of such date.

                 (b) Fitzsimmons acknowledges that the Buyer's Common Stock to be purchased pursuant to Section 2.3(a) has not been registered under the Securities Act of 1933, as amended, and said shares cannot be sold, transferred or disposed of, pledged or hypothecated in any manner whatsoever unless registered with the Securities and Exchange Commission or, if in the opinion of the counsel to Buyer, an exception from the registration requirements is in fact applicable to such shares of the Buyer's Common Stock, Fitzsimmons represents to Buyer that (i) he is an "accredited investor" as such term is defined in Regulation D of the Securities Act of 1933, as amended, (ii) he will acquire the shares of the Buyer's Common Stock for its own account and not with a view to a sale or distribution thereof in violation of any securities laws and will not sell or distribute any of the shares of Buyer's Common Stock in violation of any securities laws, and (iii) he has the present intention of holding the shares of Buyer's Common Stock for investment purposes.

              2.4 Guarantees. In addition to the foregoing consideration, Company's and Sellers' obligations under this Agreement shall be expressly conditioned upon the release or, in the event a release cannot be secured, the indemnification by Buyer, on or before Closing, of Sellers from any and all guarantees of the Company's promissory notes set forth on Exhibit 2.4 attached hereto.

         SECTION 3. REPRESENTATIONS AND WARRANTIES REGARDING SELLERS

         Each Seller and Robinson, as to himself or itself only (provided, however, that the representations relating to Robinson and the Trust are being made by them on a joint and several basis), hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

         3.1 Power and Authorization. Such Seller and Robinson have full capacity, legal right, power and authority to enter into and perform his obligations under this Agreement and under the other documents required to be delivered by such Seller and Robinson prior to or at the Closing (the "Seller Transaction Documents"). This Agreement has been duly and validly executed and delivered by such Seller and Robinson and constitutes the legal, valid and binding obligation of such Seller and Robinson enforceable against him in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally, and principles of equity (whether considered and applied in a proceeding in equity or at law). When executed and delivered as contemplated herein, each of the Seller Transaction Documents shall constitute the legal, valid and binding obligation of such Seller and Robinson that is a party thereto, enforceable against him or it in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally, and principles of equity (whether considered and applied in a proceeding in equity or at law).

         3.2 No Conflicts.

             (a) The execution, delivery and performance of this Agreement and the Seller Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                 (i) violate or conflict with the certificate or articles of incorporation or bylaws (or other organizational documents) of Company;

                 (ii) violate or conflict with any law (including, without limitation, principles of common law), statute, regulation, permit, license, certificate, judgment, order, award or other decision or requirement of any arbitrator, court, government or governmental agency or instrumentality (domestic or foreign) (collectively, "Laws"), binding upon any Seller or Robinson; or

                 (iii) result in, require or permit the creation or imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any nature upon or with respect to the Shares.

             (b) Each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by any Seller or Robinson in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein has been obtained or made or will be obtained or made prior to the Closing without payment of premium or penalty by, or loss of benefit to, Company.

             (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of any Seller or Robinson, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, could reasonably be expected to have a material adverse effect upon the ability of any Seller or Robinson to enter into or perform his or its obligations under this Agreement or any such other agreements or instruments. Neither Seller nor Robinson have received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

              3.3 Ownership of the Shares. Such Seller owns the Shares ascribed to him on Schedule 1.1, beneficially and of record, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any kind, and there has been no event or action taken (or failure to take action) by or against such Seller which might result in the creation of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance of any kind on any Shares. There are no shareholder or other agreements affecting the right of such Seller to convey the Shares to Buyer or any other right of such Seller with respect to the Shares, all of which agreements shall be terminated prior to Closing, and such Seller has the absolute right, authority, power and capacity to sell, assign and transfer the Shares ascribed to him on Schedule 1.1 to Buyer free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance. Upon delivery to Buyer of the certificates for the Shares at the Closing, Buyer will acquire good, valid and marketable title to the Shares, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance.

              3.4 Brokers. No person acting on behalf of such Seller, Robinson or any affiliate of a Seller or Robinson or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

              3.5 Indebtedness. There are no notes, advances or other unpaid indebtedness or obligations, whether written or oral, of the Company in favor of such Seller, Robinson or a Related Party (as defined in Section 4.22) of such Seller or Robinson.

              3.6 Trust Matters. Robinson established and is the sole trustee of the Trust.

         SECTION 4. REPRESENTATIONS AND WARRANTIES REGARDING COMPANY

         Each Seller and Robinson, jointly and severally, hereby represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

              4.1 Organization and Good Standing. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all its obligations under each agreement and instrument by which it is bound. The Company is not required to be qualified to do business as a foreign corporation in any State.

              4.2 Power and Authorization. Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Company Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Company of this Agreement and the Company Transaction Documents have been duly authorized by all necessary corporate action by the Company. This Agreement has been duly and validly executed and delivered by Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Company Transaction Documents shall constitute the legal, valid and binding obligation of Company, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally, and principles of equity (whether considered and applied in a proceeding in equity or at law).

             4.3 No Conflicts.

                 (a) The execution, delivery and performance of this Agreement and the Company Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                     (i) violate or conflict with the certificate or articles of incorporation or bylaws (or other organizational documents) of Company or any Law binding upon Company;

                     (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any agreement or other obligation to which Company is a party or by which it any of them or their assets are bound, or give to others any rights (including rights of termination, foreclosure, cancellation or acceleration), in or with respect to Company or any of their assets; or

                     (iii) result in, require or permit the creation or imposition of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance upon or with respect to the Shares, Company or any of their assets.

                 (b) No approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by Company in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein. No such consents, approvals, registrations, notifications, filings or declarations are required to be obtained or made or will be required to be obtained or made involving payment of premium or penalty by, or loss of benefit to, Company. Upon consummation of the transactions contemplated by this Agreement, Company will be entitled to continue to use all of the assets and properties now used by them immediately prior to such consummation.

                 (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of Company, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, could reasonably be expected to have a material adverse effect upon Company's ability to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Company has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

             4.4 Capitalization. The Company's authorized, issued and outstanding capital stock or other securities are fully and accurately set forth in Exhibit 4.4 attached hereto. No person has any preemptive or other similar rights with respect to any such equity interests or other securities and there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of Company (including, without limitation, the Shares) or obligating Company or any other person to purchase or redeem any such equity interests or other securities. The Shares constitute all of the issued and outstanding shares of capital stock of Company and have been duly authorized and are validly issued and outstanding, fully paid and non-assessable, and such issuance was not in violation of applicable securities laws.

             4.5 Investments and Subsidiaries. Except for the limited liability company interests in Shelter Mortgage Company, L.L.C., a Delaware limited liability company, the Company's business is and has been conducted solely by and through Company and no other person, and Company does not directly or indirectly own, control or have any investment or other interest in any corporation, partnership, joint venture, business trust or other entity and Company has not agreed, contingently or otherwise, to share any profits, losses, costs or liabilities, or to indemnify any person or entity or to guaranty the obligations of any person or entity.

             4.6 Compliance with Laws.

                 (a) To the knowledge of the Company, the Company is in compliance in all material respects with all Laws applicable to the Company and the Company has not received any written notice from a governmental authority of an alleged, actual or potential violation of or failure to comply with any Law. No representation or warranty is made in this Section 4.6(a) with respect to compliance with Laws relating to matters covered by Sections 4.16 (Previously Constructed Homes), 4.18 (Taxes), 4.19 (Employee Benefits), 4.20 (Labor Matters), or 4.23 (Environmental Matters). Company has complied with all material provisions of applicable building codes for all homes constructed by the Company.

                 (b) To the knowledge of the Company, all federal, foreign, state, local and other governmental consents, licenses, permits, franchises, grants and authorizations (collectively, "Authorizations") required for the operation of the business of Company as currently conducted and as conducted during the last five years are in full force and effect, and to the knowledge of Company has not received any written notice of any claim or charge that Company is in violation of or in default under any such Authorization. No proceeding is pending or, to the knowledge of Company, threatened by any person to revoke or deny the renewal of any Authorization of Company.

             4.7 Litigation. There are no pending actions, suits, proceedings (arbitration or otherwise) or investigations to which Company, or its directors, officers or shareholders in their capacities as such, is a party before or by any court or governmental agency or instrumentality, or before an arbitrator of any kind. To the knowledge of Company, no such action, suit, proceeding or investigation is presently threatened. There are no judgments, penalties or awards against Company.

             4.8 Financial Statements.

                 (a) Exhibit 4.8 attached hereto includes: (i) the balance sheet of Company as of December 31, 2002 (including the notes thereto, the "Balance Sheet"), and the related statements of income and stockholders' equity for each fiscal year then ended, together with the review report thereon from Joseph Master and Company, independent accountants (the "Reviewed Financial Statements"), including all notes thereto, and (ii) the interim balance sheet of Company as of May 31, 2003 and for the five (5) month period then ended (including the notes thereto, the "Interim Balance Sheet") and the related statements of income and stockholders' equity for such period. Such financial statements and notes accurately and fairly present the financial condition and results of operations of Company as at the respective dates thereof and for the periods therein referred to, all in accordance with GAAP consistently applied; provided, however, that financial statements are prepared on an income tax, not GAAP, basis.

                 (b) The Interim Balance Sheet reflects all liabilities of Company, whether absolute, accrued or contingent, as of the date thereof required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP; provided, however, that unaudited interim financial statements are prepared on an income tax, not GAAP, basis. Company does not have any liabilities that are not reflected in the Interim Balance Sheet (or the notes thereto) of the type which would be required to be disclosed in the financial statements of the Company on an income tax basis other than current liabilities incurred since the date thereof in the ordinary course of business, consistent with past practice.

             4.9 Inventory.

                 (a) All inventory of Company is valued on Company's consolidated books and records at the lower of cost or fair market value thereof, and is usable or saleable in the ordinary course of business consistent with past practice. A true and complete listing of all inventory of Company as of a recent date has been delivered to Buyer.

                 (b) To the knowledge of the Company, there are no present design, construction, manufacturing or other defects with respect to homes currently in inventory, including, without limitation, defects presently existing as a result of soil conditions. No homes have been sold by Company under an understanding that such homes would be returnable.

             4.10 Warranties. Except for the standard warranty, a copy of which is attached hereto as Exhibit 4.10, (a) Company has not made any express warranties to third parties with respect to any homes manufactured, constructed or sold by Company; and (b) there are no express warranties outstanding with respect to any such homes or services. The Company has not modified or expanded its warranty obligations beyond those set forth in the standard warranty.

             4.11 Real Property.

                  (a) The Owned Real Property (as defined below), and, to the knowledge of Company, the Land Contract Real Property (as defined below) and the Option Real Property (as defined below) (collectively, the "Real Property"): (i) have (or do as a matter of right) all necessary access to and from public highways, streets, and roads, and no pending or threatened proceeding exists that would reasonably be expected to limit or result in the termination of such access; (ii) are (or may as a matter of right be) connected to and serviced by public electric, public gas, public sewage, septic tanks, permitted wells, public storm drains, public telephone and public water facilities, which facilities are operational and in compliance, in all material respects, with all applicable Laws; and (iii) meet the conditions for the issuance of a building permit for the construction and sale of residential dwellings as proposed by Company. The Real Property constitutes all of the Real Property that Company owns or has a right to acquire.

                  (b) Exhibit 4.11(b) attached hereto lists all of the real property that Company owns, and Company is the sole owner of good, valid, marketable and insurable (at standard rates) fee simple title to all such real property, including, without limitation, all buildings, structures, fixtures and improvements thereon (the "Owned Real Property"), in each case free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest, or other lien or encumbrance, except Permitted Encumbrances set forth on Exhibit 4.11(b) or as disclosed in title reports and surveys made available to Buyer and listed on Exhibit 4.11(b). "Permitted Encumbrances" means (i) liens for current state and local property taxes or assessments not yet due or delinquent or which are being contested in good faith; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Company; (iii) exceptions shown on the surveys or other title records made available to Buyer on or before the date hereof and which do not materially affect the Seller's proposed use of such Real Property; (iv) mortgages on the landlord's interest in property leased to the Company; (v) liens and encumbrances reflected in the Balance Sheet (or notes thereto or the Interim Balance Sheet); (vii) such other Liens, imperfections in title, charges, rights of way, land use ordinances and zoning plans which do not materially interfere with Seller's proposed use of such Real Property.

                  (c) Exhibit 4.11(c) attached hereto describes each lease pursuant to which Company is the lessee with respect to any real property (the "Leased Real Property"). Company has all right, title and interest in all material leasehold estates and other material rights purported to be granted to them by the agreements, arrangements, contracts, commitments and leases listed and set forth in Exhibit 4.11(c).

                  (d) Exhibit 4.11(d) attached hereto lists all written and oral agreements, arrangements, contracts and commitments to which Company is a party pursuant to which Company is obligated to purchase any developed or undeveloped real property, whether or not subject to conditions precedent (the "Land Contract Real Property") or possesses an option or other rights to acquire any developed or undeveloped real property, whether or not subject to conditions precedent (the "Option Real Property").

                  (e) With respect to any agreements, arrangements, contracts, covenants, conditions, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting Company title to or an interest in or a right or an option to acquire real property, no breach or event has occurred that, with or without the giving of notice or the passage of time, would constitute a breach or event of default, by Company, or any other party thereto.

                  (f) No Owned Real Property and no Land Contract Real Property or Option Real Property is the subject of any condemnation, eminent domain, or similar proceedings and no condemnation, eminent domain, or similar proceeding is threatened with respect to the Real Property.

                  (g) The buildings and other improvements on the Owned Real Property, and, to the knowledge of Company, the Land Contract Real Property and the Option Real Property, do not violate (i) any applicable Law, including without limitation, any building, set-back, or zoning Law, or (ii) any restrictive covenant affecting any such real property and conform in all material respects to the appropriate governmental authority's subdivision standards, except to the extent that any violation of, or nonconformance with an applicable Law would not inhibit Company's ability to construct and sell residential homes.

                  (h) There are no parties in possession of any portion of the Owned Real Property, the Land Contract Real Property or the Option Real Property, as lessees, tenants at sufferance, or trespassers.

                  (i) Except as set forth in Exhibit 4.11(i), there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use, or operation of the Owned Real Property, the Land Contract Real Property or the Option Real Property. Except as set forth in Exhibit 4.11(i), no Owned Real Property, no Land Contract Real Property and no Option Real Property is subject to any condition or obligation to any governmental entity or other person requiring Company or any transferee thereof to donate land, money or other property or to make on-site or off-site public improvements.

                  (j) The Company has no obligation to pay any developer related charges or any charges or assessments for public improvements made to Owned Real Property, the Land Contract Real Property or the Option Real Property, including without limitation, any charges or assessments for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, roads and curbs. The Company has no obligation to pay any developer related charges or any charges or assessments for public improvements made to previously sold homes, including without limitation, any charges or assessments for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, roads and curbs, except (i) as reflected or reserved for on the Balance Sheet, or (ii) for homes under construction as of the date of the Closing which have not been conveyed to the customer purchasing such home for which Company may be responsible for the customary practice of reimbursing a developer for impact fees incurred in an amount not to exceed Twelve Thousand Dollars ($12,000) per home, which amounts have been paid or are accrued on the books and records.

                  (k) There is no moratorium applicable to any of the Owned Real Property, the Land Contract Real Property or the Option Real Property on (i) the issuances of building permits for the construction of houses or certificates of occupancy therefor, or (ii) the purchase of sewer or water taps.

                  (l) The Owned Real Property, and, to the knowledge of Company, the Land Contract Real Property and the Option Real Property (i) are not located within a "critical," "preservation," "conservation" or similarly designated area and (ii) the buildable area of the property does not contain wetlands.

                  (m) None of the Owned Real Property or the Sold Real Property, and, to the knowledge of Company, the Land Contract Real Property and the Option Real Property is reclaimed marsh or swampland or has been used as a grave site, land fill or for any industrial purpose whatsoever.

             4.12 Personal Property. Company owns all of the personal property reflected in the Interim Balance Sheet as owned by it and all personal property acquired after December 31, 2002, except personal property which has been sold or disposed of in the ordinary course of business since such date, free and clear of any mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance.

             4.13 List of Properties, Contracts, etc. Exhibit 4.13 attached hereto lists or describes the following:

                  (a) Each vehicle, item of machinery, equipment and other tangible asset (other than real property) carried as an asset on the records of or leased by Company with a fair market value or tax basis in excess of $10,000 in respect of any item;

                  (b) Each material Authorization;

                  (c) Each (i) fictitious business name, tradename, registered and unregistered trademark, service mark, patents, copyrights and related application (together with the names Masterpiece Homes, the "Intellectual Property"), and (ii) license and permit issued or granted by any person relating to any of the foregoing; in each case owned, leased, used or held by, granted to or licensed by Company as either licensor or licensee, together with all other interests therein granted by Company to any other person, all agreements with respect to any of the foregoing to which Company is a party and any lien, encumbrance, adverse claim, opposition or claim of infringement with respect to any of the foregoing;

                  (d) Each outstanding loan or advance (excluding certain advances to employees for ordinary and necessary business expenses made in the ordinary course of business) by Company to any person (including any Seller, Robinson and any officer, director of employee of Company);

                  (e) Each contract, agreement, lease, purchase order or other commitment, withdrawal, involving the performance of services or delivery of goods or materials by or to Company (excluding contracts for the sale of homes, but including listing agreements) involving payments of more than $10,000 over its remaining term and which is not terminable by Company on 90 days' notice, without premium or penalty (each, a "Material Contract");

                  (f) Each capital project currently undertaken or which has been approved by Company involving an estimated expenditure of more than $10,000 and all agreements, contracts, purchase orders or commitments with respect thereto;

                  (g) Each contract, agreement, lease or commitment, withdrawal, to which Company is a party or is otherwise bound providing for payments (contingent or otherwise) to or by any person or entity based on sales, purchases or profits, other than direct payments for goods and salesperson's commission arrangements set forth in the Exhibit 4.13;

                  (h) Each form of contract, agreement, lease or commitment currently used by Company as a standard form in the ordinary course of business;

                  (i) Each policy and binder of insurance (including without limitation, property, casualty, liability, life, health, accident, workers' compensation and disability insurance and bonding arrangements) owned by, or maintained for the benefit of, or respecting which any premiums are paid directly or indirectly by Company;

                  (j) Each outstanding power-of-attorney or similar power granted by Company for any purpose whatsoever;

                  (k) Each evidence of indebtedness, note, advance, guaranty or letter of credit entered into, issued or to be issued by Company, and all loan and other agreements relating thereto;

                  (l) Each evidence of indebtedness, note, advance, guaranty or letter of credit entered into, issued or to be issued to the Company, and all loan and other agreements relating thereto;

                  (m) Each deed of trust, pledge, lien, security interest or other charge, claim and encumbrance of any nature relating to the Owned Real Property or material personal property of Company; and

                  (n) Each bank or other financial institution in which Company has a deposit account, line of credit or safe deposit box, the relevant account or other identifying number, and the names of all persons authorized to act or deal in connection therewith.

         Sellers or Robinson have caused Company to make available to Buyer true and complete copies of each agreement or other document required to be disclosed on Exhibit 4.13.

             4.14 Contracts. Each Material Contract to which Company is a party was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms. The Company has not received any written notice of cancellation of, or any written notice of a material dispute under, any Material Contract. No other party is in default in any material respect under any Material Contract, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. Company has performed in all material respects all obligations required to be performed by it under each such contract, agreement and commitment, and no condition exists or event has occurred which with notice or lapse of time would constitute a material default or a basis for delay or non-performance by Company, or by any other party thereto.

             4.15 Insurance.

                  (a) The insurance policies listed in Exhibit 4.13 are valid and enforceable policies, no claims have been made against any of such insurance policies, and such insurance policies will not be affected by, terminate or lapse by reason of the transactions contemplated by this Agreement.

                  (b) Company has not received any written notice of cancellation or modification of any policy or binder of insurance identified in
Exhibit 4.13. Company has not, within the last five years, been refused any insurance nor has its coverage been limited.

             4.16 Previously Constructed Homes.

                  (a) All of the homes previously Constructed by Company were of a quality salable in the ordinary course of business, consistent with the practices and standards of the home building industry and in substantial compliance with all Laws, including without limitation, any building, setback, subdivision or zoning Law, consistent with the practices followed in homebuilding industry in the markets in which the Company operates. As used in this Agreement "Constructed" means homes for which construction has been completed and a certificate of occupancy has been issued.

                  (b) Exhibit 4.16 attached hereto lists all repairs made after sale of Constructed homes by or on behalf of Company during the 36 month period ended May 31, 2003, which involved (i) an aggregate repair cost in excess of $5,000 per home or (ii) a material recurring problem (the same material problem occurring in more than five (5) homes).

                  (c) Exhibit 4.16 sets forth (i) the total dollar amount of all warranty claims paid by Bonded Builders Home Warranty (the "Warranty Company") or on behalf of Company in each of the three twelve (12) month periods ended May 31, 2001, May 31, 2002 and May 31, 2003, (ii) the total dollar amount of all deductibles paid by Company in each of the three twelve (12) month periods ended May 31, 2001, May 31, 2002 and May 31, 2003, and (iii) the total dollar amount and a brief description of all pending warranty claims, other than claims for punchlist and similar items involving in any case less than $5,000 in the aggregate per home. All homes previously Constructed by Company during the three twelve (12) month periods ended May 31, 2001, May 31, 2002 and May 31, 2003, or currently in the inventory of the Company were enrolled in the Warranty Company's warranty program prior to their completion and are currently enrolled in such program. Exhibit 4.16 sets forth, as of the date hereof, the Warranty Company's builder rating for Company.

                  (d) To the knowledge of the Company, there are no design, construction, manufacturing or other defects with respect to homes previously Constructed by Company.

                  4.17 Suppliers. Exhibit 4.17 attached hereto lists the names of the ten suppliers from whom Company made the most purchases during fiscal 2001 and fiscal 2002 and the aggregate expenditures attributable to each in each such year. No supplier that accounted for more than $50,000 of the purchases of Company during the twelve month period ended May 31, 2003, has terminated or materially reduced, or has given notice that it intends to terminate or materially reduce, the amount of business done with Company.

                  4.18 Taxes.

                       (a) All federal, state, local and foreign Returns (as defined herein) relating to Taxes (as defined herein), or extensions relating thereto, required to be filed on or before the Closing Date by or with respect to Company (including, without limitation, all federal and state consolidated and combined tax returns and reports for any consolidated group of which Company has been a member (the "Consolidated Group")) have been or will be timely filed and are or will be true and complete. For purposes of this Agreement, "Return" and/or "Returns" shall mean all reports, estimates, information statements and returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes pursuant to the statues or regulations of any federal, state, local or foreign government taxing authority. "Tax" or "Taxes" shall mean all federal, state (which includes for this purpose the District of Columbia), local and foreign (which includes for this purpose possessions, territories and protectorates of the United States of America) income, profits, capital, franchise, sales, use, payroll, premium, occupancy, real or personal property, ad valorem, severance, excise, withholding, customs, unemployment, transfer and other taxes, or other kind of tax, assessment, levy, imputation or other governmental change in the nature of a tax (no matter how denominated), including interest, additions to tax and penalties.

                       (b) All Taxes imposed upon the Company due with respect to taxable periods ending on or prior to Closing Date have been fully and timely paid to the appropriate governmental authority or properly deposited as required by law, or, in the case of Taxes not yet due, fully provided for on the books of account of Company; and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to any asset of Company.

                       (c) No claim of deficiency has been asserted or threatened by the Internal Revenue Service ("IRS") or any other taxing authority (or is currently pending), no taxing authority has begun or threatened to begin any audit or investigation of any Returns filed by Company referred to above, or requested information with regard thereto or any other Taxes that may be owed by Company and no waivers of statutes of limitations have been given with respect to any Returns previously filed by Company. In the event any of Company, Sellers or Robinson become aware of any such asserted or threatened deficiency or assessment, or any investigation or audit, after the date hereof, it will immediately notify Buyer and will diligently defend any such action.

                       (d) Buyer has been furnished complete copies of all Returns filed by Company for the five year period ending on the date of this Agreement. No deficiencies have been asserted in writing or, with respect to deficiencies as to which the Company has received written notice, are currently under examination by the IRS or by other taxing authorities with respect to all federal, state, local and foreign income, franchise and sales and use tax Returns of or with respect to Company. All deficiencies asserted or assessments made as a result of such examinations have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against Company.

                       (e) Except as set forth in Exhibit 4.18(e) attached hereto, Company: has not filed any consent under section 341(f)(1) of the Code or agreed to have the provisions of Code section 341(f)(2) apply to any dispositions of "subsection (f) assets" as such term is defined in Code section 341(f)(4); has not agreed to or is required to make any adjustments under Code section 481(a) by reason of a change in accounting method or otherwise; does not employ the LIFO method of accounting for inventories for federal income tax purposes; has not made a transfer of intangible property on which Code section 367(d) or 482 will require the recognition of additional income for any period after the date hereof; and does not own stock in a "passive foreign investment company" within the meaning of Code section 1296(a). "Code" for purposes of this Agreement shall mean the Internal Revenue Code of 1986, as amended.

                       (f) Company is not, nor has ever been, a member of consolidated groups for federal income tax purposes.

                       (g) Company is an "S" corporation and has analogous status for applicable state income tax purposes.

                       (h) Company is not required to file a foreign Return.

                       (i) Company has not made, and will not become obligated to make, any payments that will be nondeductible under Section 280G of the Code (or any corresponding provision of federal, state, provincial, local or foreign income Tax law). Each of Fitzsimmons, the Trust, each of the beneficiaries of the Trust and Robinson is a United States person as defined in Code ss.7701(a)(3). Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. Company is not a party to or bound to any Tax allocation, sharing or similar agreement and has no contractual obligation to indemnify any other Person with respect to Taxes and Company has no liability for Taxes arising as a result of Company at any time being a number of an affiliated group for federal income tax purposes.

                       (j) Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:
(1) change in method of accounting for a taxable period ending on or prior to the Closing Date; (2) "closing agreement" as described in Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (3) intercompany transactions occurring at or prior to the Closing or any excess loss account in existence at Closing described in Treasury Regulations under Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law);
(4) installment sale or open transaction disposition made on or prior to the Closing Date; or (5) prepaid amount received on or prior to the Closing Date.

                       (k) As of the first day of its most recently completed taxable year, Company had adjusted inventories as required by Section 263A of the Code. Exhibit 4.18 sets forth the amount of each adjustment required under said Section 263A and the regulations thereunder.

                       (l) Possible Section 338(h)(10) Election.

                           (i) At the election of Buyer, the Sellers, Robinson
and Company shall file an election under Section 338(h)(10) of the Code and under any comparable provisions of state, local or foreign law with respect to the purchase of the Shares (the "Election"). No later than one hundred fifty
(150) days following the Closing, Buyer shall notify Sellers and Robinson whether Buyer will make the Election. If such election is to be made, Buyer shall also supply to Sellers and Robinson within such one hundred fifty (150) day period Form 8883 prepared by Buyer's regularly employed accountants which shall be attached to Company's federal income tax return (and the forms if any to be attached to Company's state income tax return). The Sellers, Robinson and Company shall take no action which is inconsistent with the Election or its validity under the Code and the applicable Treasury Regulations.

                           (ii) On the Closing Date, the Sellers and Robinson
shall execute and deliver to Buyer five copies of Internal Revenue Service Form 8023-A provided by Buyer and the equivalent forms for state income tax purposes, and shall thereafter provide any additional or similar forms under applicable federal, state, local or foreign law (the "Election Forms") to Buyer as Buyer may reasonably request.

                           (iii) Buyer shall be responsible for the preparation
and filing of all forms and documents required in connection with the Election. Buyer shall provide the Sellers and Robinson with copies of (a) any necessary corrections, amendment, or supplements to Form 8023(a), (b) all attachments required to be filed therewith pursuant to applicable Treasury Regulations, and
(c) any comparable forms and attachments with respect to any applicable state, foreign, or local elections included as part of the Election. The Sellers and Robinson shall execute and deliver to Buyer within five (5) days of receipt by the Sellers and Robinson such documents or forms as are required properly to complete the Election.

                           (iv) The Sellers, Robinson and Company shall
cooperate fully with Buyer and make available to Buyer such Tax data and other information as may be reasonably required by the Buyer or Company in order for Buyer to timely file the Election and any other required statements or schedules (or any amendments or supplements thereto) and shall, if requested by Buyer, attach to the federal income tax Return filed for the Company for the period ending with the Closing Form 8883 as referred to in Section 4.18(l)(i).

             4.19 Employee Benefits.

                  (a) Exhibit 4.19 attached hereto contains a complete and correct list of all benefit plans, arrangements, commitments and payroll practices (whether or not employee benefit plans ("Employee Benefit Plans") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, sick leave, vacation pay, severance pay, salary continuation for disability, consulting or other compensation arrangements, retirement, deferred compensation, bonus, incentive compensation, stock purchase, stock option, health including hospitalization, medical and dental, life insurance and scholarship programs maintained for the benefit of any present or former employees of Company or any ERISA Affiliate (as defined below) or to which Company or any ERISA Affiliate has contributed or is or was within the last three years obligated to make payments. Company has made available to Buyer, with respect to all such plans, arrangements, commitments and practices, true, complete and correct copies of the following: all plan documents, handbooks, manuals, collective bargaining agreements and similar documents governing employment policies, practices and procedures; the most recent summary plan descriptions and any subsequent summaries of material modifications for each Title I plan; Forms series 5500 as filed with the IRS for the three most recent plan years; the most recent report of the enrolled actuary for all defined benefit plans, funded welfare plans or other plans requiring actuarial valuation; all trust agreements with respect to employee benefit plans; plan contracts with service providers or with insurers providing benefits for participants or liability insurance for fiduciaries and other parties in interest or bonding; most recent annual audit and accounting of plan assets for all funded plans; and most recent IRS determination letter for all plans intended to be qualified under Code section 401(a). As used herein, "ERISA Affiliate" shall refer to any trade or business, whether or not incorporated, under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

                  (b) With respect to each Employee Benefit Plan required to be listed on Exhibit 4.19: (i) each Employee Benefit Plan has been administered in substantial compliance with its terms, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws (including, without limitation, funding, filing, termination, reporting and disclosure and continuation coverage obligations pursuant to Title V of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA")); (ii) the Company has made or provided for all contributions required under the terms of such Plans; (iii) no "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and there have been no "prohibited transactions" (as set forth in Section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Employee Benefit Plan; (iv) there are and during the past three years there have been no inquiries, proceedings, claims or suits pending or threatened by any governmental agency or authority or by any participant or beneficiary against any of the Employee Benefit Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of any of such Employee Benefit Plans with respect to the design or operation of the Employee Benefit Plans; (v) the actuarial present value of accumulated benefits (both vested and unvested) of each of the Employee Pension Benefit Plans which are defined benefit plans, are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Plan; (vi) each Employee Pension Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is and has from its inception been so qualified, and any trust created pursuant to any such Employee Pension Benefit Plan is exempt from federal income tax under Section 401(a) of the Code and the IRS has issued each such Plan a favorable determination letter which is currently applicable; and (vii) neither Company nor any ERISA Affiliate is aware of any circumstance or event which would jeopardize the tax-qualified status of any such Employee Pension Benefit

Plan or the tax-exempt status of any related trust, or which would cause the imposition of any liability, penalty or tax under ERISA or the Code with respect to any Employee Benefit Plan.

                  (c) Neither Company nor any ERISA Affiliate maintains or has ever maintained or been obligated to contribute to a "Multiemployer Plan" (as such term is defined by Section 4001(a)(3) of ERISA).

                  (d) With respect to each Employee Benefit Plan maintained by Company or any ERISA Affiliate: (i) no unsatisfied liabilities to participants, the IRS, the United States Department of Labor ("DOL"), the PBGC or to any other person or entity have been incurred as a result of the termination of any Employee Benefit Plan; (ii) no Employee Pension Benefit Plan, which is subject to the minimum funding requirements of Part 3 of subtitle B of Title I of ERISA or subject to Section 412 of the Code, has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and there has been no waived funding deficiency within the meaning of
Section 303 of ERISA or Section 412 of the Code; (iii) there has been no event with respect to an Employee Pension Benefit Plan which would require disclosure under Sections 4062(c), 4063(a) or 4041(e) of ERISA.

                  (e) All reports and information required to be filed with the DOL, IRS and PBGC with respect to each Employee Benefit Plan have been filed and all annual reports (including Form 5500 series) of such Plans were certified without qualification by each Plan's accountants and actuaries.

                  (f) Any bonding required under ERISA with respect to any Employee Benefit Plan has been obtained and is in full force and effect and no funds held by or under the control of Company are plan assets.

                  (g) Neither Company nor any ERISA Affiliate maintains any retired life and/or retired health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment.

                  (h) The consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (i) entitle any person to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, or (iii) result in any liability under Title IV of ERISA or otherwise.

             4.20 Labor Matters.

                  (a) (i) No application or petition for certification of a collective bargaining agent is pending and none of the employees of Company are, or during the last five years have been, represented by any union or other bargaining representative; (ii) during the last five years, no union has attempted to organize any group of the Company's employees and no group of the Company's employees has sought to organize themselves into a union or similar organization for the purpose of collective bargaining; (iii) during the last five years there has not been and there is not currently pending any labor arbitration or proceeding in respect of the grievance of any employee, any application, charge or complaint filed by any employee or union with the

National Labor Relations Board or any comparable state or local agency, any strike, slowdown, picketing or work stoppage by any employees at any facility of Company, any lockout of any such employees (iv) no agreement restricts Company from relocating, closing or terminating any of its operations or facilities or any portion thereof, and (v) no such agreement, action, proceeding or occurrence has been threatened in writing by any person.

                  (b) The Company has not been cited for violations of the Occupational Safety and Health Act of 1970, 29 U.S.C. sec. 651 et seq. ("OSHA"), any regulation promulgated pursuant to OSHA or any other Law establishing standards of workplace safety, or paid any fines or penalties with respect to any such citation.

                  (c) Exhibit 4.20(c) attached hereto contains true and correct copies of each OSHA record keeping injury/illness report, loss and summary completed and maintained by Company at its work establishments for the past three (3) years.

             4.21 Directors, Officers and Employees. Exhibit 4.21 attached hereto sets forth the following information for each director, officer and employee of Company and each consultant and independent contractor regularly retained, in each case whose aggregate compensation for the fiscal year ended December 31, 2002 exceeded $50,000 or whose current aggregate annual rate of compensation exceeds such amount (including each such person on leave or layoff status): employer; employee name and job title; current annual rate of compensation (identifying bonuses separately) and any change in compensation since the date of the Balance Sheet; accrued vacation pay and any automobile leased or owned by Company primarily for use by any of the foregoing persons. None of their employees, directors or officers is a party to, or is otherwise bound by, any agreement or arrangement with any person or entity other than Company which limits or adversely affects the performance of his duties, the ability of Company to conduct their businesses, or his freedom to engage in any of the businesses conducted by Company. Exhibit 4.21 lists each employment, severance or change of control agreement to which Company is a party or is otherwise bound.

             4.22 Affiliate Agreements. Except as set forth on Exhibit 4.22 attached hereto, there are no, and since January 1, 1998 there have not been any, agreements or transactions between Company on the one hand and any Seller or Robinson or any present or former director, shareholder or officer of Company or any member of such person's immediate family (a "Related Party") providing for the furnishing of services (other than as an employee) by, rental of any assets from or to, or otherwise requiring payments to any Related Party. Except as set forth on Exhibit 4.22 attached hereto, no such Related Party has, or since January 1, 1998 has had, any interest in any material property (real or personal, tangible or intangible) sold to, purchased by or otherwise used in or pertaining to the business of Company, or any direct or indirect interest in any person or entity which has had business dealings or a financial interest in any transaction with Company or which is in competition with any business of Company. Except as set forth on Exhibit 4.22 attached hereto, all agreements between Company and all Related Parties are terminable by Company upon 30 days' notice or less, without payment of penalty or premium of any kind.

             4.23 Environmental Matters.

                  (a) The Company, including all of its businesses and operations are and always have been operated in compliance with all applicable Environmental Laws (as defined below); provided that, with respect to periods prior to the acquisition or lease, or after the disposition, of any Real Property by the Company, the foregoing representation and warranty is given only to the knowledge of the Company.

                  (b) There are no conditions on, about, beneath or arising from any currently Owned Real Property ("Current Real Property"), which are reasonably expected, under any applicable Environmental Laws, (A) to give rise to liability or the imposition of a statutory lien, or (B) to require any "Response," "Removal" or "Remedial Action" (as those terms are defined below);

                  (c) At the time of disposition thereof, there were no conditions on, about, beneath or arising from any real property which was, but is no longer, owned, used or leased to or by Company, including without limitation real property that includes homes which were previously constructed and/or sold by Company ("Former Real Property") which resulted from action taken by the Company during its period of ownership, use or lease and are reasonably expected, under any applicable Environmental Laws, (A) to give rise to liability or the imposition of a statutory lien, or (B) to require any "Response," "Removal" or "Remedial Action" (as defined below) pursuant to applicable Environmental Law;

                  (d) The Company has not received any written notification of a "Release" or threat of a "Release of a "Hazardous Substance" (as defined below) with respect to any Current Real Property or Former Real Property;

                  (e) No Hazardous Substances have been generated, processed, treated, stored, released, discharged or disposed of by Company or any third party on, about or beneath any Current Real Property;

                  (f) During Company's ownership, use or lease of the Former Real Property, no Hazardous Substances were generated, processed, treated, released, discharged or disposed of by Company or any third party on, about or beneath any Former Real Property;

                  (g) To the knowledge of the Company, there are and have been no above or underground storage tanks, asbestos containing materials, lead-based paint, molds, fungus or other microbial matter at levels which can reasonably be expected to cause adverse effects to persons or property, or transformers containing or contaminated with PCB's on, about or beneath the Current Real Property; provided that, with respect to periods prior to the acquisition or lease, or after the disposition, of any Real Property by the Company. To the knowledge of the Company, during Company's ownership, use or lease of the Former Real Property, there were no above or underground storage tanks, asbestos containing materials, lead-based paint, molds, fungus or other microbial matter at levels which can reasonably be expected be cause adverse effects to persons or property, or transformers containing or contaminated with PCB's on, about or beneath the Former Real Property; provided that, with respect to periods prior to the acquisition or lease, or after the disposition, of any Real Property by the Company.

                  (h) There has not been:

                      (i) any written claim, written demand, investigation, enforcement action, Response, Removal, Remedial Action, statutory lien or other governmental or regulatory action instituted or threatened in writing against Company or the Current, or Former Real Property pursuant to any of the Environmental Laws;

                      (ii) any written claim, written demand, written notice or suit, made or threatened in writing by any person against Company, the Current Real Property or the Former Real Property claiming (1) damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Current or Former Real Property or (2) any alleged violation of the Environmental Laws by Company; or

                      (iii) any written communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Current Real Property or Former Real Property, including without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule; provided that, with respect to periods prior to the acquisition or lease, or after the disposition, of any Real Property by the Company, the foregoing representation and warranty is given only to the knowledge of the Company.

                  (i) To the knowledge of the Company, none of the Current Real Property contains, and none of the Former Real Property contained at the time it was sold by Company, a level of radon above action levels of the United States Environmental Protection Agency; provided that, with respect to periods prior to the acquisition or lease, or after the disposition, of any Real Property by the Company.

                  (j) The Company has not arranged for transportation or disposal of any Hazardous Substances at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to "CERCLA" (as defined below) or to any site listed on any other federal or state list of sites requiring or recommended for investigation or clean-up. None of the Current Real Property or Former Real Property is listed on the National Priorities List or any other federal or state list of sites requiring or recommended for investigation or clean up.

                  (k) None of the Current Real Property contains or is located within a "critical", "preservation," "conservation" or similarly designated area, habitat for endangered or threatened species or wetlands recognized by Environmental Laws.

                  (l) None of the Current Real Property, or any portion thereof, has been used to dispose or treat wastes or for any industrial purpose whatsoever.

                  (m) As used in this Agreement:

                      (i) the term "Environmental Laws" means all applicable federal, state and local Laws relating to pollution or contamination of the environment, including but not limited to CERCLA and SARA (as defined in clause
(ii) below), or otherwise relating to emissions, discharges, releases or threatened releases of Hazardous Substances or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                      (ii) the terms "Release," "Response," "Removal" and "Remedial Action" shall have the meanings ascribed to them in Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. ss.ss. 9601(23)-9601(25).

                      (iii) The term "Hazardous Substances" or "Hazardous Substance" shall mean any substance regulated under any of the Environmental Laws including, without limitation, any substance which is: (A) petroleum, asbestos or asbestos-containing material, or polychlorinated biphenyls; (B) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C. ss. 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. ss. 9601; (C) listed in the United States Department of Transportation Hazardous Material Tables, 49 C.F.R. ss. 172.101; (D) defined, designated or listed as a "Hazardous Waste" under Section 1004(5) of the Resource and Conservation and Recovery Act, 42 U.S.C. 6903(5).

             4.24 Absence of Certain Changes and Events.

                  (a) Except as set forth on Exhibit 4.24 attached hereto, since January 1, 2000, Company has conducted its business only in the usual and ordinary course consistent with past practice and there has not been any:

                      (i) declaration or payment of any dividend or other distribution or payment in respect of the shares of capital stock of Company, other than quarterly dividends to Sellers in an amount equal to forty percent (40%) of the income of the Company allocable to them by virtue of the Company's Subchapter S status, or any repurchase or redemption of any such shares of capital stock or other securities;

                      (ii) payment by Company of any bonus or increase of any compensation payable to any shareholder, director or officer or, except in the ordinary course of business consistent with past practice, employee or entry into (or amendment of) any employment, severance or similar agreement with any shareholder, director, officer or employee;

                      (iii) adoption of or change in any Employee Benefit Plan or labor policy;

                      (iv) damage, destruction or loss to any material asset or property of Company, whether or not covered by insurance;

                      (v) except for agreements for the construction or sale of homes in the ordinary course of business, entry into any agreement involving payments in excess of $10,000;

                      (vi) sale (other than sales of inventory in the ordinary course of business), assignment, conveyance, lease, or other disposition of any material asset or property of Company or mortgage, pledge or imposition of any lien, on any material asset or property of Company;

                      (vii) discharge or satisfaction of any lien, claim or encumbrance, other than in the ordinary course of business consistent with past practice;

                      (viii) write-down or write-off of the value of any asset except for write-downs and write-offs in the ordinary course of business consistent with past practice and at a rate no greater than that during the twelve months ended December 31, 2002, or any cancellation or waiver of any other claim or right with a value in the aggregate in excess of $10,000;

                      (ix) material change in the business or operations of Company or in the manner of conducting the same or entry by Company into any transaction, other than in the ordinary course of business consistent with past practice; or

                      (x) material change in the accounting methods, principles or practices followed by Company, except as required by GAAP, or any change in any of the assumptions underlying, or methods of calculating, any bad debt, contingency or other reserve;

                      (xi) agreement, whether or not in writing, to do any of the foregoing by Company.

                  (b) Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company.

             4.25 Books and Records.

                  (a) The copies of the certificate or articles of incorporation of Company, as certified by the Secretary of State of its jurisdiction of incorporation, and of its bylaws (or of their other comparable organizational documents), as certified by its secretary, which have been made available to Buyer are true, complete and correct and are in full force and effect as of the date hereof.

                  (b) The stock records of Company fairly and accurately reflect the record ownership of all of their outstanding shares of capital stock. Complete and accurate copies, as of the date hereof, of all minute books and stock records of the Company have been made available to Buyer.

             4.26 Brokers. No person acting on behalf of Company, any Related Party or any of their affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

             4.27 Accounts Receivable. Each of the accounts receivable of Company reflected on the Balance Sheet or arising thereafter constituted at the Balance Sheet date or as of the date they arose, respectively, a valid claim in the full amount thereof against the debtor charged therewith on the books of Company and was acquired in the ordinary course of Company's business. No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense.

             4.28 Financial Projections. The financial projections delivered by Sellers and Robinson to the Buyer for the period from January 1, 2003 to December 31, 2003 are based on reasonable assumptions and are true and complete. Fitzsimmons is not aware of any reason why the projected results are not reasonably capable of being achieved by the Company.

             4.29 Masterpiece Homes and Properties, Inc. Sellers and Robinson have caused the Company to acquire all of the assets (without assuming any liabilities) of Masterpiece Homes and Properties, Inc., a Florida corporation, free and clear of liens and encumbrances, for a purchase price of One Hundred Dollars ($100).

             4.30 Additional Capital Contributions. Except as set forth in Sections 4.2 and 4.3 of the Operating Agreement for Shelter Mortgage Company, L.L.C. dated as of July 1, 1996, the Company has no obligation to make any additional capital contributions, loans or advances to Shelter Mortgage Company, L.L.C. or any other liability, whether fixed, contingent or otherwise, to Shelter Mortgage Company, L.L.C.

             4.31 Disclosure. All documents and other papers delivered by or on behalf of Company, Robinson or Sellers in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects and are authentic. None of the representations and warranties of the Sellers and Robinson made in this Section 4 contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Sellers and Robinson as of the date of this Agreement and of the Closing Date as follows:

             5.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as presently conducted, to own and lease the assets which it owns and leases and to perform all of its obligations under each agreement and instrument by which it is bound.

             5.2 Power and Authorization. Buyer has full legal right, power and authority to enter into and perform its obligations under this Agreement and under the other agreements and documents (the "Buyer Transaction Documents") required to be delivered by it prior to or at the Closing. The execution, delivery and performance by Buyer of this Agreement and the Buyer Transaction Documents have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. When executed and delivered as contemplated herein, each of the Buyer Transaction Documents shall constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, or similar laws affecting creditors rights generally, and principles of equity (whether considered and applied in a proceeding in equity or at law).

             5.3 No Conflicts.

                 (a) The execution, delivery and performance of this Agreement and the Buyer Transaction Documents do not and will not (with or without the passage of time or the giving of notice):

                     (i) violate or conflict with Buyer's certificate of incorporation or bylaws or any Law binding upon Buyer; or

                     (ii) violate or conflict with, result in a breach of, or constitute a default or otherwise cause any loss of benefit under any material agreement or other material obligation to which Buyer is a party.

                 (b) Each consent or approval of, or registration, notification, filing and/or declaration with, any court, government or governmental agency or instrumentality, creditor, lessor or other person required to be given or made by Buyer in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated herein has been obtained or made or will be obtained or made prior to the Closing without payment of premium or penalty by, or loss of benefit to, Buyer.

                 (c) There are no judicial, administrative or other governmental actions, proceedings or investigations pending or, to the knowledge of Buyer, threatened, that question any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby or which, if adversely determined, could reasonably be expected to have a material adverse effect upon the ability of Buyer to enter into or perform its obligations under this Agreement or any of the other agreements or instruments contemplated hereby. Buyer has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

             5.4 Brokers. No person acting on behalf of Buyer or any of its affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement, except for Deutsche Bank under a separate agreement, which commission or fee shall be paid to Deutsche Bank by Buyer.

             5.5 Funds. Buyer will have at the Closing the funds necessary to consummate, on a timely basis, the transactions contemplated by this Agreement.

             5.6 Investment Purpose. Buyer is an "accredited investor" as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Shares for its own account and not with a view to a sale or distribution thereof in violation of any securities laws and will not sell or distribute any of the Shares in violation of any securities laws. Buyer has the present intention of holding the Shares for investment purposes.

             5.7 Disclosure. All documents and other papers delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects and are authentic. None of the representations and warranties of Buyer made in this Section 5 contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 6. OBLIGATIONS OF THE PARTIES

             6.1 Conduct of Business Pending Closing. Except as contemplated herein, between the date hereof and the Closing, without the prior written consent of Buyer, Sellers and Robinson will cause Company to:

                 (a) maintain its corporate existence, to pay and discharge all debts, liabilities and obligations as they become due, operate in the ordinary course in a manner, including marketing and sales activities, consistent with past practice, and the provisions of this Agreement and in compliance with all material respects with all applicable Laws;

                 (b) maintain its facilities and assets in the same state of repair, order and condition as they were on the date hereof, reasonable wear and tear excepted;

                 (c) maintain its books and records in accordance with past practice, and maintain in full force and effect all Authorizations and all insurance policies and binders;

                 (d) use reasonable efforts to preserve intact its present business organization and maintain their relations and goodwill with the suppliers, customers, employees and others having a business relationship with it any of them;

                 (e) promptly advise Buyer of the written threat or commencement against Company, any Seller or Robinson of any action, suit, proceeding, arbitration or investigation known to any Seller or Robinson by, against or affecting Company or any of their operations or assets, or which challenges the validity of this Agreement or any action taken or to be taken in connection with this Agreement or the ability of Company, any Seller or Robinson to consummate the transactions contemplated herein or therein; and

                 (f) promptly advise Buyer in the event it actually knows that any representation or warranty of Company, Robinson or Sellers set forth in this Agreement is untrue in a material respect.

             6.2 Negative Covenants. Except as expressly provided herein, between the date hereof and the Closing, without the prior written consent of Buyer, Company shall not, and Sellers or Robinson shall not cause or permit Company to:

                 (a) make any change in Company's authorized or issued capital stock; grant any stock option or warrant or other right to purchase shares of Company's capital stock or other securities; issue or make any commitment to issue any security by Company, including any security convertible into capital stock; grant any registration rights; or purchase, redeem, retire or make any other acquisition of any shares of any capital stock or other securities; declare or pay any dividend or other distribution or payment in respect of shares of capital stock of Company, other than (i) quarterly dividends in an amount equal to forty percent (40%) of the income of the Company allocable to them by virtue of the Company's Subchapter S status and (ii) the distribution of interests in Masterpiece LC, a Florida limited liability company, and concurrently with such distribution all of the liabilities associated with such entity and the financing thereof shall be assumed by the Sellers (the parties hereto acknowledge that Fitzsimmons will purchase from the Company, without the Company giving any representations, warranties or agreements relating thereto, the limited liability company interests of Masterpiece LC at Closing for an amount equal to the book value (before any depreciation thereof) of such membership interests on the Company's books and records, which amount Sellers and Robinson represent and warrant is Fifty One Thousand Dollars ($51,000));

                 (b) amend the certificate or articles of incorporation or bylaws (or equivalent governing documents) of Company;

                 (c) fail to pay or discharge when due any liability or obligation of Company;

                 (d) enter into any agreement, commitment or transaction other than in the ordinary course of business, consistent with past practice, or which is material to the business, operations or financial condition of Company, whether or not in the ordinary course of business;

                 (e) enter into any contract, agreement, commitment or arrangement with any party, other than contracts for the sale of merchandise or services and contracts for the purchase of materials, services and supplies in the ordinary and usual course of its business, and not waive any rights under, amend, modify or terminate any such contract, agreement, commitment or arrangement;

                 (f) make any capital expenditure in excess of $10,000 as to any individual obligation or expenditure or any series of related expenditures or obligations, and not exceeding $100,000 in the aggregate;

                 (g) increase the current compensation or rate of compensation payable to any employee of the Company or modify any payments or fringe benefits payable to such employees; provided, however, that the Company, at Closing, shall award bonuses to Mike DeAngelo in the amount of One Hundred Fifty Thousand Dollars ($150,000), Joyce Halle in the amount of Fifty Thousand Dollars ($50,000), Geraldine Davis in the amount of Forty Thousand Dollars ($40,000) and Joel Thompson in the amount of Ten Thousand Dollars ($10,000), and the total amount of such bonuses awarded shall be deducted from the Closing Stock Payment, one-half from Fitzsimmons and one-half from the Trust. Promptly after the Closing Date, Buyer shall issue checks to each of the above referenced employees in the amounts set forth above and send such checks to Fitzsimmons; or

                 (h) enter into any contract, agreement, commitment or arrangement with any Seller or Robinson or Related Party thereof or any officer or director of the Company.

             6.3 Access to Information; Confidentiality.

                 (a) Prior to the earlier of Closing or termination pursuant to
Section 10.1, Company shall, and each Seller and Robinson (insofar as each is able) shall cause Company to, upon reasonable prior notice and during ordinary business hours, give Buyer and its authorized representatives reasonable access to all of its personnel, books, records, plants, offices and other facilities and properties, and permit Buyer to make such inspections thereof as Buyer may reasonably request, and cause its officers and advisors to furnish Buyer with such financial, operating and other information regarding Company's business, agreements, commitments, liabilities, personnel and properties as Buyer may reasonably request. Buyer shall not contact any of the Company's clients, customers, vendors, lessors, licensors or suppliers, without the prior consent of Company, which shall not be unreasonably withheld. Buyer acknowledges that certain of the information which may be made available to it is proprietary and includes confidential information.

                 (b) Buyer agrees at all times, (i) to keep confidential all information provided to it, (ii) not to use the confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose the confidential information to any third party (other than to Buyer's lenders, employees, agents, advisors, counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the advance written authorization of the Company; provided that Buyer shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; (C) has been or is hereafter publicly disclosed other than by or through Buyer or by a third party in violation of its obligation to the Company or (D) is required to be disclosed by Buyer pursuant to a subpoena or order issued by a court of competent jurisdiction, regulatory or administrative body that has power to compel the disclosure of information, or pursuant to any other law, rule or regulation. In the event this Agreement is terminated, Buyer will promptly return to the Company all documents, and other materials furnished to Buyer or any of its representatives and all copies thereof, and will promptly and completely destroy all work papers made or prepared by Buyer or any of its representatives relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement. In the event of a breach or threatened breach by Buyer of the provisions of this Section 6.3, the Company shall be entitled to an injunction restraining Buyer from disclosing, in whole or in part, the confidential information.

                 (c) Sellers and Robinson agree at all times, (i) to keep confidential all information provided by or on behalf of Buyer to them, (ii) not to use the confidential information on their own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not to disclose the confidential information to any third party (other than to Sellers' lenders, counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the advance written authorization of the Company; provided that Sellers and Robinson shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; or (C) has been or is hereafter publicly disclosed other than by or through Sellers, Robinson or by a third party in violation of its obligation to Buyer. In the event this Agreement is terminated, Sellers and Robinson will promptly return to Buyer all documents and other materials furnished to Sellers, Robinson or any of their representatives and all copies thereof, and will promptly and completely destroy all work papers made or prepared by Sellers, Robinson or any of their representatives relating to the transactions contemplated hereby, whether obtained before or after the execution of this Agreement. In the event of a breach or threatened breach by Sellers or Robinson of the provisions of this Section 6.3, the Company shall be entitled to an injunction restraining Sellers and/or Robinson from disclosing, in whole or in part, the confidential information.

             6.4 Commercially Reasonable Efforts. Prior to the earlier of Closing or termination pursuant to Section 10.1, each party hereto shall use commercially reasonable efforts to cause to occur the transactions contemplated hereby and by the Transaction Documents, and to cause all conditions to the performance of the parties hereto that are within its control to be satisfied. No party shall take any action to cause any such covenant, agreement, transaction or condition not to occur, be satisfied or be performed, as the case may be.

             6.5 Consents. Prior to the Closing, Company, each Seller and Robinson shall, and each Seller and Robinson (insofar as each is able) shall cause Company to, use commercially reasonable good faith efforts to obtain (and cooperate with the other parties hereto in obtaining) all consents, permits, Authorizations, approvals of, and exemptions by, any regulatory authority or third party necessary for the consummation of the transactions contemplated by this Agreement and the Seller Transaction Documents or the Company Transaction Documents.

             6.6 Financial Information. Until the earlier of Closing or termination pursuant to Section 10.1, Company and Fitzsimmons shall provide Buyer, within 20 days after the end of each month, with an unaudited consolidated balance sheet and income statement of Company as of and for the month then ended, prepared on the same basis as the interim financial statements referred to in Section 4.8, and certified as such by the chief financial officer of Company.

             6.7 Noncompetition, Trade Secrets, etc.

                 (a) The Sellers and Robinson hereby agree, from and after the Closing Date hereunder, as follows:

                     (i) Until the date which is one (1) year after the date of Fitzsimmons' termination or resignation of employment with Buyer, as such period may be extended as hereinafter set forth (the "Restricted Period"), (i) Fitzsimmons shall not directly or indirectly engage in (as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the State of Florida (the "Restricted Area"), which is engaged in the construction or marketing of any homes or the acquisition or development of any property for any such purpose; provided, however, nothing contained in this Section 6.7 shall prevent Fitzsimmons from holding for investment no more than two percent (2%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system; (ii) neither Sellers nor Robinson shall not directly or indirectly induce or attempt to influence any employee, customer, independent contractor or supplier of Company to terminate employment or any other relationship with Company; and (iii) Sellers or Robinson shall not directly or indirectly induce or attempt to induce any person who is or was within the preceding year an employee of Company to establish an employment relationship with any other person or entity.

                     (ii) The Sellers or Robinson shall not use for their personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than

Company, any Confidential Information. For purposes of the preceding sentence, "Confidential Information" means any information regarding Company's business methods, business policies, procedures, techniques, research or development projects or results; historical or projected financial information, budgets, trade secrets or other knowledge or processes of or developed by Company; any names and addresses of customers or clients or any data on or relating to past, present or prospective Company customers or clients; or any other confidential information relating to or dealing with the business, operations or activities of Company, excepting in each case information otherwise lawfully known generally by, or readily accessible to, the trade or the general public, or as required to be disclosed by law or final, unappealable order of a court of competent jurisdiction or governmental authority. At no time shall the Sellers or Robinson, directly or indirectly, remove or cause to be removed from the premises of Company any memorandum, note, list, record, file, document or other paper, equipment or any like item relating to its business (including copies, extracts and summaries thereof) except in furtherance of the performance of Fitzsimmons duties under the Employment Agreement (as defined in Section 7.6). The foregoing provisions of this Section 6.7(a)(ii) shall apply during and after Closing pursuant to Section 10.1 of this Agreement and the period when any Seller or Robinson is an employee of the Company and shall be in addition to (and not a limitation of) any legally applicable protections of Company's interest in confidential information, trade secrets and the like. The foregoing shall not preclude the Sellers or Robinson from otherwise engaging in competitive activities with Buyer following the termination of the Restricted Period.

                     (iii) The Sellers and Robinson acknowledge that the restrictions contained in this Section 6.7, in view of the nature of the business in which the Company is engaged and the purchase to be made by Buyer at Closing hereunder, are reasonable and necessary in order to protect the legitimate interests of the Company, that their enforcement will not impose a hardship on the Sellers or Robinson or significantly impair the Sellers' or Robinson's ability to earn a livelihood, and that any violation thereof would result in irreparable injuries to the Company. The Sellers and Robinson therefore acknowledge that, in the event of any Sellers' or Robinson's violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages, including the Company's legal and other costs of enforcing such Sellers' or Robinson's compliance with these restrictions, and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

                     (iv) If the Restricted Period or the Restricted Area specified in Section 6.7(a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such amount or the area shall be reduced by the elimination of such portion or both such reductions shall be made so that such restrictions may be enforced for such time and in such area as is adjudged to be reasonable. If either Seller or Robinson violates any of the restrictions contained in this Section 6.7(a), the Restricted Period shall be extended by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured by such Seller or Robinson to the satisfaction of Company. The Company shall have the right and remedy to require Sellers and Robinson to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by such Seller or Robinson as the result of any transactions constituting a breach of this Section 6.7, and the Sellers and Robinson shall account for and pay over such amounts to the Company upon the Company's request therefor. The Sellers and Robinson hereby expressly consent to the jurisdiction of any court within the Restricted Area to enforce the provisions of this Section 6.7, and agrees to accept service of process by mail relating to any such proceeding. The Company may supply a copy of Section 6.7 of this Agreement to any future or prospective employer of each Seller or Robinson or to any person to whom the Sellers or Robinson have supplied information if the Company determines in good faith that there is a reasonable likelihood that such Seller or Robinson has violated or will violate this Section 6.7.

         SECTION 7. CERTAIN CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         The obligation of Buyer to consummate the acquisition of the Shares is subject to the fulfillment by or at the Closing of each of the following conditions:

             7.1 Representations and Warranties. Each Seller's and Robinson's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects, except for representations and warranties qualified by materiality, which shall be true and correct in all respects.

             7.2 Performance of Covenants. Company, each Seller and Robinson shall have performed or complied in all respects with all of the agreements in this Agreement to be performed or complied with by them prior to or at the Closing.

             7.3 Approvals. The consents or approvals set forth in Exhibit 7.3 attached hereto shall have been obtained and no such consent or approval: (a) shall have been conditioned upon the modification, cancellation or termination of any material lease, commitment, agreement, easement, right or Authorization of Company; or (b) shall impose on the Buyer or Company any material condition, provision or requirement not presently imposed upon Sellers, Robinson or Company.

             7.4 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, proceeding or investigation, shall be pending or threatened (other than the Buyer or an affiliate of Buyer) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

             7.5 Financial Condition. The net worth of Company (computed in accordance with generally accepted accounting principles) as of April 30, 2003 was at least $2,062,000 and is projected to be at least $4,000,000 as of December 31, 2003 (after distributions described in Section 6.2).

             7.6 Employment Agreements. Fitzsimmons shall have entered into an Employment Agreement with the Company (the "Employment Agreement") in the form attached hereto as Exhibit A.

             7.7 Resignation of Directors and Officers. Buyer shall have received resignations from such of the officers and directors of Company as it shall have requested in writing no less than five days before the Closing Date.

             7.8 Opinion of Counsel. Buyer shall have received opinions reasonably satisfactory to Buyer of Smith, McKinnon, P.A., as counsel for Fitzsimmons, Winterweedle, Haines, Ward & Woodman, P.A., as counsel for Robinson and the Trust, and Randall J. Marshall, Esquire, as counsel for Company, dated as of the Closing, with respect to the transactions contemplated by this Agreement.

             7.9 No Material Adverse Change. The shall have been no material adverse change in the business, assets, financial condition or prospects of the Company.

             7.10 Indebtedness. Sellers and Robinson shall deliver to Company releases for any indebtedness, obligation or claim for which each Seller, Robinson or a Related Party of such Seller or Robinson, may be entitled. Each Seller, Robinson and each Related Party of such Seller or Robinson shall pay to the Company all amounts due under any obligations, loans or similar instruments evidencing indebtedness of such persons to the Company.

             7.11 Intentionally Omitted.

             7.12 Tax Affidavits. Each of the Sellers and Robinson shall deliver to the Buyer at the Closing an affidavit in a form provided by Buyer which is consistent with Section 1.1445-2(b)(2) of United States Treasury Regulations, affirming that each of Sellers and Robinson is not a "foreign person" against whose proceeds the Buyer might otherwise be required to withhold under Section 1445 of the Code.

             7.13 Masterpiece Homes and Properties, Inc. Sellers and Robinson shall deliver to Buyer a Bill of Sale and other documents evidencing the purchase by the Company of all of the assets (without assuming any liabilities) of Masterpiece Homes and Properties, Inc., a Florida corporation, free and clear of all liens and encumbrances, for a purchase price of One Hundred Dollars ($100).

             7.14 Estoppel Letters. The Sellers and Robinson shall deliver to Buyer the estoppel letters from each of the Company's lenders in form and substance reasonably satisfactory to Buyer.

         SECTION 8. CERTAIN CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

         The obligation of Sellers to consummate the sale of the Shares is subject to the fulfillment by or at the Closing of each of the following conditions:

             8.1 Representations and Warranties. Buyer's representations and warranties contained in this Agreement shall be deemed to have been made again at and as at the Closing and shall then be true and correct in all material respects, except for representations and warranties qualified by materiality, which shall be true and correct in all respects.

             8.2 Performance of Covenants. Buyer shall have performed or complied in all material respects with all of the agreements in this Agreement to be performed or complied with by it prior to or at the Closing, except for agreements, covenants and conditions qualified by materiality, which shall be conformed and complied with in all respects.

             8.3 Approvals. The consents or approvals set forth in Exhibit 7.3 shall have been obtained.

             8.4 Legal Matters. The Closing shall not violate any order or decree of any court or governmental body of competent jurisdiction and no suit, action, investigation, or legal or administrative proceeding shall be pending (other than any Seller or an affiliate of any Seller) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

             8.5 Employment Agreement. Company shall have entered into the Employment Agreement with Fitzsimmons in the form attached hereto as Exhibit A.

             8.6 Opinion of Counsel. Sellers shall have received an opinion reasonably satisfactory to Sellers of Wolf, Block, Schorr and Solis-Cohen LLP, counsel for Buyer, dated as of the Closing, with respect to the transactions contemplated by this Agreement.

             8.7 Release of Guarantees. Buyer shall have taken all actions necessary to obtain a complete release of Sellers and Robinson or, in the event a release cannot be secured, Buyer shall indemnify Sellers and Robinson as personal guarantors of the Company's promissory notes set forth on Exhibit 2.4 attached hereto.

         SECTION 9. CLOSING

             9.1 Time and Place of Closing. The closing of the purchase and sale of the Shares (the "Closing") pursuant to this Agreement shall take place at the offices of Wolf, Block, Schorr and Solis-Cohen, 1650 Arch Street, 22nd Floor, Philadelphia, Pennsylvania 19103 commencing at 10:00 A.M., local time, concurrently with the execution hereof (the "Closing Date").

             9.2 Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

                 (a) Each Seller and Robinson shall deliver, or shall cause to be delivered, to Buyer the following:

                     (i) certificates representing all of the Shares owned by such Seller, duly endorsed for transfer or with stock powers affixed thereto executed in blank in proper form for transfer;

                     (ii) a certificate, dated the Closing Date and signed by each Seller and Robinson, to the effect set forth in Sections 7.1, 7.2 and 7.3;

                     (iii) the signed resignations of all officers and all directors of the Company, dated and effective as of the Closing Date;

                     (iv) general releases in favor of Company executed by each shareholder and by each director and officer of the Company in form and substance satisfactory to counsel for Buyer, releasing the Company from all liability to such person except for any liability of Company pursuant to the Employment Agreement, the verbal agreements with Robinson described in numbers 8, 9 and 10 of Exhibit 4.11(d), the Agreement of Sale with Colbert Landings, LLC described in number 16 of Exhibit 4.11(d) and the quarterly dividends in an amount equal to forty percent (40%) of the income Company allocable to the Sellers by virtue of the Company's Subchapter S status to the extent such are permitted to be made pursuant to Sections 4.24(a)(i) and 6.2(a) of this Agreement;

                     (v) such other documents and instruments as Buyer may be reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                 (b) Sellers and Robinson, insofar as each is able, shall cause Company to deliver to Buyer the following:

                     (i) a certificate, dated the Closing Date and signed by the President or Vice President of Company, to the effect set forth in Sections 7.1,
7.2 and 7.3;

                     (ii) copies of Company's certificates or articles of incorporation and bylaws, or the corresponding charter documents, and all amendments thereof to date, certified as of a recent date by the Secretary of State or corresponding certifying authority of each such entity's respective jurisdiction of organization and by the Secretary or an Assistant Secretary of Company each such entity;

                     (iii) certificates of good standing of a recent date for Company, certified by the Secretaries of State or corresponding certifying authorities of each such entity's respective jurisdiction of organization and of each state in which such entities are qualified to do business;

                     (iv) copies of the resolutions of the board of directors or corresponding governing body of Company authorizing the execution, delivery and performance of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing Date by the Secretary or an Assistant Secretary of Company;

                     (v) the original corporate seals, minute books and stock transfer and record books of Company as they exist on the Closing Date and such of their files, books and records as Buyer may request;

                     (vi) [Intentionally Deleted]

                     (vii) the releases more fully described in Section 7.10;

                     (viii) the Employment Agreement duly executed by Fitzsimmons and Company; and

                     (ix) such other documents and instruments as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                     (x) [Intentionally Deleted]

                 (c) Buyer shall deliver, or shall cause to be delivered, to Sellers the items set forth below:

                     (i) the Closing Stock Payment;

                     (ii) a certificate of the Company, signed by the Vice Chairman of Buyer, to the effect set forth in Sections 8.1, 8.2 and 8.3;

                     (iii) a copy of Buyer's certificate of incorporation and bylaws and all amendments thereof to date, certified as of a recent date by the Secretary of State of Delaware and by the Secretary or an Assistant Secretary of Buyer, and accompanied by a certificate of good standing as of a recent date for Buyer, certified by the Secretary of State of Delaware;

                     (iv) a copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance by Buyer of this Agreement and the other agreements and instruments referred to herein, certified as of the Closing by the Secretary or an Assistant Secretary of Buyer;

                     (v) such other documents and instruments as Sellers may reasonably request to effectuate or evidence the transactions contemplated by this Agreement; and

                     (vi) the Employment Agreement duly executed by Fitzsimmons and Company.

             9.3 Default by Any Seller at the Closing. If any Seller shall fail or refuse to deliver any of the Shares or to take any other action required by this Agreement to have been taken prior to or at the Closing, such failure or refusal shall not relieve such Seller or any other Seller of their obligations under this Agreement and Buyer, at its option and without prejudice to its rights against any such defaulting Seller, may either (i) acquire all the Shares which the non-defaulting Sellers have agreed to sell to Buyer hereunder pursuant to the allocation set forth in Schedule 1.1 hereto (in consideration for which the Purchase Price shall be reduced by the amount which would otherwise have been payable to the defaulting Seller), or (ii) determine to not make such acquisition and terminate all of its obligations hereunder. Sellers acknowledge that the Shares are unique and agree that in addition to any other remedies against a defaulting Seller, Buyer shall have the right, without limitation, to seek and obtain all available equitable remedies to enforce delivery of the Shares hereunder, including, without limitation, an action or suit for specific performance.

             9.4 Accounts Receivable From Employees of Company. With respect to any accounts or notes receivable from employees of the Company to the Company that exist at the close of business on the Closing Date and that remain unpaid and uncollected 180 days following the Closing (collectively, the "Covered

Receivables"), Fitzsimmons shall pay to Buyer, within five business days after receipt of a listing of all such Covered Receivables, the unpaid balance thereof. If the amount of such payment shall be in dispute, Fitzsimmons shall pay the undisputed portion, if any, and the parties shall attempt in good faith to resolve the dispute. If the parties are unable to resolve the dispute within 30 days following receipt by Fitzsimmons of such listing of unpaid Covered Receivables, the dispute shall be resolved by applicable judicial proceedings. Buyer shall cause any Covered Receivable for which Buyer has been paid under this Section to be assigned to Fitzsimmons. Any proceeds received thereafter with respect to such assigned receivables shall be the property of Fitzsimmons, and if received by Buyer, the Company or any other Seller, shall be paid to Fitzsimmons. Prior to such assignment, Buyer shall use reasonable efforts to collect, in accordance with their terms, all Covered Receivables and, upon prior notice, shall provide Fitzsimmons or his designated representatives during normal business hours with reasonable access to Company's books and records concerning the Covered Receivables.

             9.5 Remittance of Payments. From and after the Closing, Sellers and Robinson shall immediately remit to Company, in the form received, any payments which they or any affiliate may receive (such as payments of accounts receivable) which properly belong to Company.

             9.6 Confidential Information. From and after the Closing, unless expressly consented to in writing by Buyer, Sellers and Robinson shall not, and, insofar as each is able, shall use commercially reasonable efforts to cause all affiliates not to, directly or indirectly, use or disclose to any third person, any trade secret, financial data, customer list, pricing or marketing policies or plans or other proprietary or confidential information relating to Buyer or Company.

         SECTION 10. INTENTIONALLY OMITTED

         SECTION 11. INDEMNIFICATION

             11.1 Indemnification by Sellers and Robinson. Each Seller and Robinson, jointly and severally, shall indemnify and hold Buyer, Company and their respective officers, directors and shareholders harmless against and in respect of any and all losses, costs, expenses, claims, damages, obligations and liabilities, including interest, penalties and reasonable attorneys fees and disbursements ("Damages"), which Buyer or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of any breach of any covenant, representation or warranty made by such Seller or Robinson in or pursuant to this Agreement. No representation or warranty contained herein shall be deemed to have been waived, affected or impaired by any investigation made by or knowledge of Buyer. Sellers and Robinson shall also jointly and severally indemnify and hold Buyer, Company and their respective officers, directors and shareholders harmless against and in respect of any and all Damages which Buyer or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of any breach prior to Closing of any covenant, representation or warranty of Company pursuant to this Agreement. The following representations and warranties shall have the following respective survival periods: (i) the date that is the second anniversary following the Closing Date - any representations and warranties that are not specified in any of the succeeding clauses; (ii) the date on which the applicable statute of limitations expires - any representation and warranty related to (x) a breach of any representations or warranties of a party to this Agreement that were made with an intent to mislead or defraud or with a reckless disregard of the accuracy thereof; or (y) the representations and warranties set forth in Section 4.18; (iii) in perpetuity, regardless of the applicable statute of limitations - the representations and warranties set forth in Sections 3.1, 3.2(a)(i), 3.3, 4.1, 4.3(a)(i), 4.4, 4.2, 4.12, 5.1 and 5.2; (iv) the date that is the fourth anniversary following the Closing Date - the representations and warranties set forth in Section 4.23. If more than one of such survival periods applies to a particular claim, the latest of such survival period shall be the controlling survival period for such claim. Neither party shall have any obligation to indemnify the other party pursuant to this Section 11 for a claim for Damages resulting from a breach of a particular representation and warranty if the notice of such breach is not submitted to the other party within the applicable survival period as set forth above.

             11.2 Indemnification by Buyer. In the event Closing hereunder is consummated, Buyer shall indemnify and hold Sellers harmless against and in respect of any and all Damages which Sellers may suffer, incur or become subject to arising out of, based upon or otherwise in respect of: (a) any breach of any representation or warranty of Buyer made in or pursuant to this Agreement; or
(b) any breach of any covenant made by Buyer in this Agreement.

             11.3 Third Party Claims.

                  (a) Each Indemnified Party shall promptly notify the Indemnifying Party of the assertion in writing by any third party of any claim (each an "Indemnity Payment") with respect to which the indemnification set forth in this Section relates (which shall also constitute the notice required by Section 11.3). The failure of the Indemnified Party to give such notice shall reduce and limit the Indemnified Party's rights under this Section 11.4(a) only to the extent failure to give prompt notice prejudices the Indemnifying Party's ability to defend such third party claim or to mitigate the Damages arising therefrom. The Indemnifying Party shall have the right, upon notice to the Indemnified Party within ten business days after the receipt of notice from the Indemnified Party, to undertake the defense of such claim with counsel satisfactory to the Indemnified Party or, with the consent, which shall not unreasonably be withheld or delayed, of the Indemnified Party, to settle or compromise such claim. The failure of the Indemnifying Party to give such notice and to so undertake and diligently prosecute the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 11.4(a) and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim.

                  (b) The election by the Indemnifying Party, pursuant to
Section 11.4(a), to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.

            11.4 Tax Indemnification and Other Matters.

                 (a) Sellers and Robinson shall be responsible, jointly and severally, for and shall indemnify and hold harmless Buyer and the Company and their respective affiliates from and against any and all losses for or in respect of each of the following:

                      (i) any and all Taxes (including any Taxes resulting from the inclusion of Company in a consolidated, combined or unitary Tax Return) with respect to all taxable periods of Company ending on or prior to the Closing Date and, to the extent provided in Section 11.4(b) hereof, all taxable periods that include, and end after, the Closing Date (other than, in each case, Taxes for which sufficient current accruals have been made on the Balance Sheet); and

                      (ii) any and all Taxes resulting from any breach of the representations and warranties contained in this Agreement.

                 (b) The Sellers, Robinson, Company and Buyer will, to the extent permitted by applicable law, close the taxable periods of the Company on the Closing Date at the close of business, and for the purposes of the election under Section 1362(e)(3) of the Code the first day for which Company shall be taxed as separate "C" corporations shall be the first day after the Closing Date. The Closing shall be deemed effective after the close of business on the Closing Date and the Sellers and Company hereby consent to such election under
Section 1362(e)(3) of the Code. In any case where applicable law does not permit Company to close its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable periods of Company beginning on or before and ending after the Closing Date shall be allocated (i) to the Sellers, jointly and severally, for the period up to an including the Closing Date, and (ii) to Buyer for the period subsequent to the Closing Date. For purposes of this Section 11.4(b), Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the Closing Date or, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

                 (c) Buyer shall be responsible for, and shall pay or cause to be paid, and shall indemnify and hold harmless the Seller and Robinson from and against any and all losses for or in respect of each of the following:

                      (i) any and all Taxes (including any Taxes resulting from the inclusion of Company in a consolidated, combined or unitary Tax Return) with respect to all taxable periods of Company beginning after the Closing Date and, to the extent provided in Section 11.4(b) hereof, all taxable periods that include, and end after, the Closing Date (other than, in each case, Taxes for which the Seller or Robinson is responsible pursuant to Section 11.4(a)(ii) hereof); and

                      (ii) Taxes for which sufficient current accruals have been made on the Balance Sheet and are specifically shown therein as accruals for unpaid taxes; and

                      (iii) any and all adverse tax consequences resulting from the Election (i.e., taxes incurred by Sellers, Robinson or the Company that would not have been incurred if the Election had not been made, including but not limited to taxes paid with respect to any reimbursement pursuant to this
Section 11.4(c)(iii)).

                 (d) (i) Sellers and Robinson shall be responsible, jointly and severally, for preparing all Tax Returns required to be filed by or on behalf of Company and all of its operations and assets on or before the Closing Date (taking into account applicable extensions of time) and shall pay or cause to be paid any Taxes shown to be due thereon. All such Tax Returns shall be prepared in a manner consistent with past practices and copies of such Tax Returns shall be delivered to Buyer for Buyer's review and comment at least fifteen (15) business days prior to filing. Upon Buyer's approval of such Tax Returns the appropriate officers of Company and, if applicable, the Seller, Robinson and Buyer shall sign and file such Tax Returns. Buyer shall be responsible for filing or causing to be filed all Tax Returns required to be filed by or on behalf of Company and any of their operations and/or assets after the Closing Date (taking into account applicable extensions of time).

                     (ii) With respect to any Tax Return required to be filed by Buyer for a taxable period of Company beginning on or before and ending on or after the Closing Date, Buyer shall provide Sellers and Robinson with a statement setting forth the amount of Tax shown on such Return for which Sellers and Robinson are responsible pursuant to Section 11.4(a) hereof or that is allocable to Sellers and Robinson pursuant to Section 11.4(b) hereof (as the case may be) (the "Statement") at least thirty (30) business days prior to the due date for filing of such Tax Return (including extensions). Sellers and Robinson shall have the right to review such Tax Return and the Statement prior to the filing of such Tax Return. Sellers, Robinson and Buyer agree to consult and resolve in good faith any issues arising as a result of the review of such Tax Return and such Statement and to mutually consent to the filing as promptly as possible of such Tax Return. If the parties are unable to resolve any disagreement within fifteen business days following Sellers' and Robinson's receipt of such Tax Return and Statement, the parties shall jointly request PWC to resolve any issue in dispute as promptly as possible and shall cooperate with PWC to resolve such disagreement. If PWC is unable to make a determination with respect to any disputed issue prior to the due date (including extensions) for the filing of the Tax Return in question, then Buyer may file such Tax Return on the due date (including extensions) therefor without such determination having been made. Notwithstanding the filing of such Tax Return, PWC shall make a determination with respect to any disputed issue, and the amount of Taxes that are allocated to Sellers and Robinson pursuant to this Section 11.4(d)(ii) shall be as determined by PWC. The fees and expenses of PWC shall be paid one-half by Buyer and one-half by Sellers and Robinson. Not later than five (5) business days before the due date (including extensions) for payment of Taxes with respect to such Tax Return or in the case of a dispute, not later than five (5) business days after notice to Sellers and Robinson of resolution thereof, Sellers and Robinson shall pay to Company an amount equal to the Taxes shown on the Statement or as shown in such notice, as the case may be, as being the responsibility of Sellers and Robinson pursuant to Section 11.4(a) hereof or allocable to Sellers and Robinson pursuant to Section 11.4(b) hereof (as the case may be). No payment pursuant to this Section 11.4(d)(ii) shall excuse Sellers and Robinson from their indemnification obligations pursuant to Section 11.4(a) hereof should the amount of Taxes as ultimately determined (on audit or otherwise), for the periods covered by such Tax Returns and which are the responsibility of Sellers and Robinson, exceed the amount of Sellers' and Robinson's payment under this Section 11.4(d)(ii).

                     (iii) Sellers or Robinson may not file any amended Tax Returns or refund claims in respect of any taxable period of Company ending on or prior to the Closing Date without the prior written consent of Buyer.

                     (iv) Sellers and Robinson shall cooperate fully with Buyer and make available to Buyer in a timely fashion such Tax data and other information as may be reasonably required for the preparation by Buyer of any Tax Returns required to be prepared and filed by Buyer hereunder. The Seller, Robinson and Buyer shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of Company for all taxable periods of Company ending on, prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof; provided, however, that if a proceeding has been instituted for which the information, records or documents is required prior the expiration of the applicable statue of limitations, such information, records or documents shall be retained until there is a final determination with respect to such proceeding.

                 (e) Buyer shall promptly notify Sellers and Robinson in writing upon receipt by Buyer or Company of notice of any Tax audits of or proposed assessments against Company for taxable periods of Company ending on or prior to the Closing Date; provided, however, that the failure of Buyer to give Sellers and Robinson prompt notice as required herein shall not relieve Sellers or Robinson of any of his obligations under this Section 11.4, except to the extent that Sellers or Robinson are actually and materially prejudiced thereby. Buyer shall represent Company's interests in any such Tax audit or administrative or court proceeding and shall employ counsel of its choice. Sellers and Robinson agree that they will cooperate fully with Buyer and its counsel in the defense against or compromise of any claim in any such audit or proceeding.

                 (f) Any dispute as to any matter covered hereby shall be resolved by an independent accounting firm chosen by Buyer. The fees and expenses of such accounting firm shall be borne equally by Sellers and Robinson, on one hand, and Buyer on the other.

                 (g) The parties hereto agree to furnish or cause to be furnished to each other, at their own expense, such information, access to books and records, and assistance, including making employees available during regular business hours on a mutually convenient basis, as may reasonably be necessary for the preparation and filing of any Tax Return contemplated by this Section 11.4.

             11.5 Tax Treatment of Indemnity Payments. The Seller, Robinson and Buyer agree to treat any indemnity payment made pursuant to this Section 11 as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

             11.6 Interest. In the event any party fails to make full payment with respect to an Indemnity Payment within 30 days after a request for such Indemnity Payment is made by an Indemnified Party, such unpaid Indemnity Payment shall bear interest until paid at a rate of 10% per annum or, if less, the highest rate permitted by applicable law.

             11.7 Reimbursement Separate From Indemnity. If the amount of the out of pocket costs incurred by Company after the Closing Date for repairs and replacements (including 30-day punchlist items) on homes Completed and for which closing of the sale thereof has occurred prior to Closing exceeds in the aggregate $200,000 for the twelve month period following the Closing Date; or $100,000 for the corresponding twelve-month period ending in June 30, 2005; or $50,000 for the corresponding twelve-month period ending in June 30, 2006; or $50,000 for the corresponding twelve-month period ending in June 30, 2007, respectively, Buyer shall be entitled to reimbursement from Fitzsimmons for all such excess expenditures in each of such fiscal years, which shall be paid in full within 30 days of a request therefor in writing to the Sellers and Robinson accompanied by a listing of such expenditures in reasonable detail; provided, however, that any amounts required to be reimbursed pursuant to this Section
11.7 shall in no event exceed the amounts of any Contingent Profits Payment paid or payable to Fitzsimmons from Buyer pursuant to Section 2.2(c).

             11.8 Right of Set-Off. In the event that Buyer determines in good faith that it is entitled to Damages or reimbursement pursuant to Section 11.7, Buyer, Buyer's affiliates and Company shall have a right of set-off against the Contingent Profits Payments due to Fitzsimmons under Section 2.2(c) hereof with respect to the amount of such Damages (the "Set-Off Amount"), subject to the following provisions of this Section. Any Set-Off Amount shall decrease the payments due under the Contingent Profits Payments, beginning on the next occurring payment date (the "Set-Off Date"). Upon a final determination of the actual amount of indemnification (the "Actual Amount") thereon, if the Set-Off Amount is in excess of the Actual Amount (upon determination thereof), such excess shall be paid to Fitzsimmons in accordance with Section 2.2(c) with payment of such amounts to be due within ten (10) business days of the date on which the Actual Amount is determined.

             11.9 Certain Liability Matters. Notwithstanding the foregoing, no party will have any liability (for indemnification or otherwise) with respect to a breach of a representation and warranty until the total of Damages with respect to such matters exceeds $250,000 in the aggregate (it being agreed and acknowledged by the parties that for the purpose of determining whether the foregoing $250,000 threshold has been exceeded in the aggregate, the representations and warranties of the Sellers and Robinson contained herein shall not be deemed qualified by any references herein to materiality generally, and the $250,000 Damages amount shall be determined in the aggregate with respect to the Sellers and Robinson on a combined basis), and then only for the amount by which such Damages resulting from such breach of such representations and warranties exceeds $250,000 in the aggregate.

         SECTION 12. DEFINITIONS

         "Actual Amount" shall have the meaning set forth in Section 11.8.

         "Authorizations" shall have the meaning set forth in Section 4.6(b).

         "Balance Sheet" shall have the meaning set forth in Section 4.8.

         "Buyer's Common Stock" shall have the meaning set forth in Section 2.3.

         "Buyer Transaction Documents" shall have the meaning set forth in
Section 5.2.

         "Closing" shall have the meaning set forth in Section 9.1.

         "Closing Date" shall have the meaning set forth in Section 9.1.

         "Closing Stock Payment" shall have the meaning set forth in Section 2.2(a).

         "COBRA" shall have the meaning set forth in Section 4.19(b).

         "Code" shall have the meaning set forth in Section 4.18(e).

         "Company Transaction Documents" shall have the meaning set forth in
Section 4.2.

         "Confidential Information" shall have the meaning set forth in Section 6.7(a)(ii).

         "Consolidated Group" shall have the meaning set forth in Section
4.18(b).

         "Constructed" shall have the meaning set forth in Section 4.16(a).

         "Contingent Profits Payment" shall have the meaning set forth in
Section 2.2(c).

         "Contingent Stock Payment" shall have the meaning set forth in Section 2.2(b).

         "Covered Receivables" shall have the meaning set forth in Section 9.4.

         "Current Real Property" shall have the meaning set forth in Section 4.23(b).

         "Damages" shall have the meaning set forth in Section 11.1.

         "Dispute Notice" shall have the meaning set forth in Section 2.2(d).

         "DOL" shall have the meaning set forth in Section 4.19(d).

         "Election" shall have the meaning set forth in Section 4.18(l)(i).

         "Election Forms" shall have the meaning set forth in Section
4.18(l)(ii).

         "Employee Benefit Plans" shall have the meaning set forth in Section 4.19(a).

         "Employee Pension Benefit Plan" shall have the meaning set forth in
Section 4.19(b).

         "Employment Agreement" shall have the meaning set forth in Section 7.6.

         "Environmental Laws" shall have the meaning set forth in Section 4.23(m)(i).

         "ERISA" shall have the meaning set forth in Section 4.19(a).

         "ERISA Affiliate" shall have the meaning set forth in Section 4.19(a).

         "Former Real Property" shall have the meaning set forth in Section 4.23(c).

         "Hazardous Substances" shall have the meaning set forth in Section 4.23(m)(iii).

         "Indemnity Payment" shall have the meaning set forth in Section
11.3(a).

         "Intellectual Property" shall have the meaning set forth in Section 4.13(c).

         "Interim Balance Sheet" shall have the meaning set forth in Section
4.8.

         "IRS" shall have the meaning set forth in Section 4.18(c).

         "Land Contract Real Property" shall have the meaning set forth in
Section 4.11(d).

         "Laws" shall have the meaning set forth in Section 3.2(a)(ii).

         "Leased Real Property" shall have the meaning set forth in Section 4.11(c).

         "Material Contract" shall have the meaning set forth in Section
4.13(e).

         "Multiemployer Plan" shall have the meaning set forth in Section
4.19(c).

         "OSHA" shall have the meaning set forth in Section 4.20(b).

         "Option Real Property" shall have the meaning set forth in Section 4.11(d).

         "Owned Real Property" shall have the meaning set forth in Section 4.11(b).

         "PBCG" shall have the meaning set forth in Section 4.19(b).

         "Permitted Encumbrances" shall have the meaning set forth in Section 4.11(b).

         "Pre-tax Profits from Operations" shall have the meaning set forth in
Section 2.2(c).

         "Purchase Price" shall have the meaning set forth in Section 2.1.

         "PWC" shall have the meaning set forth in Section 2.2(d).

         "Real Property" shall have the meaning set forth in Section 4.11(a).

         "Related Party" shall have the meaning set forth in Section 4.22.

         "Release" shall have the meaning set forth in Section 4.23(m)(ii).

         "Remedial Action" shall have the meaning set forth in Section 4.23(m)(ii).

         "Removal" shall have the meaning set forth in Section 4.23(m)(ii).

         "Response" shall have the meaning set forth in Section 4.23(m)(ii).

         "Restricted Area" shall have the meaning set forth in Section
6.7(a)(i).

         "Restricted Period" shall have the meaning set forth in Section 6.7(a)(i).

         "Return" shall have the meaning set forth in Section 4.18(a).

         "Reviewed Financial Statements" shall have the meaning set forth in
Section 4.8.

         "SARA" shall have the meaning set forth in Section 4.23(b)(ii).

         "Seller Transaction Documents" shall have the meaning set forth in
Section 3.1.

         "Set-Off Amount" shall have the meaning set forth in Section 11.8.

         "Set-Off Date" shall have the meaning set forth in Section 11.8.

         "Shares" shall have the meaning set forth in Section 1.1.

         "Taxes" shall have the meaning set forth in Section 4.18(a).

         "Warranty Company" shall have the meaning set forth in Section 4.16(c).

         "Without Cause Termination" shall have the meaning set forth in Section 2.2(b).

         SECTION 13. MISCELLANEOUS

             13.1 Further Assurances. Each party hereto shall use commercially reasonable good faith efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby to be consummated as contemplated hereby and shall, from time to time and without further consideration, either before or after the Closing, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and to effectuate the purposes of this Agreement and to provide for the orderly and efficient transition of the ownership of Company to Buyer. Sellers shall, for five years after the Closing, retain their various books and records relating to Company and shall, upon prior notice, provide Buyer and its authorized representatives reasonable access thereto. Each party shall promptly notify the other parties of any event or circumstance known to such party that could prevent or delay the consummation of the transactions contemplated hereby or which would indicate a breach or non-compliance with any of the terms, conditions, representations, warranties or agreements of any of the parties to this Agreement.

             13.2 Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith. Any and all transfer, sales, use, documentary and similar taxes and recording and filing fees incurred in connection with the transactions contemplated herein shall be borne one-half by Buyer and one-half by Sellers (and not by Company).

             13.3 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

         To Buyer:           Orleans Homebuilders, Inc.
                             One Greenwood Square
                             Bensalem, PA  19020
                             Telephone: (215) 245-7500
                             Fax: (215) 633-2350
                             Attention: Benjamin D. Goldman

         with a copy to:     Wolf, Block, Schorr and Solis-Cohen LLP
                             1650 Arch Street, 22nd Floor
                             Philadelphia, Pennsylvania  19103
                             Telephone: (215) 977-2236
                             Fax: (215) 977-3836
                             Attention: Michael M. Sherman, Esquire

         To Robinson:        1991 Industrial Drive
         or the Trust        Deland, Florida  32724
                             Telephone: (386) 736-6688
                             Fax: (386) 736-3802

         with a copy to:     Winderweedle, Haines, Ward & Woodman, P.A.
                             250 Park Avenue South
                             Winter Park, Florida  32789
                             Telephone: (407) 246-8456
                             Fax: (407) 645-3728
                             Attention: Craig A. Minegar, Esquire

         To
         Fitzsimmons:        P.O. Box 212
                             Deland, Florida  32721
                             Telephone: (386) 775-4137
                             Fax: (386) 775-1397

         with a copy to:     Smith Mackinnon, P.A.
                             255 South Orange Avenue, Suite 800
                             Orlando, Florida  32801
                             Telephone: (407) 843-7300
                             Fax: (407) 843-2448
                             Attention: John P. Greeley, Esquire

             13.4 Assignment and Benefit.

                  (a) Buyer may assign this Agreement in whole to any subsidiary or to any person which becomes a successor in interest (by purchase of assets or stock, or by merger or otherwise) to Buyer; provided, however, that any assignment by the Buyer shall not relieve Buyer of its obligations pursuant to this Agreement. Neither Company nor either Seller shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without prior written consent of Buyer. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, and each of their respective successors, heirs and assigns.

                  (b) This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions and conditions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs and assigns and for the benefit of no other person or entity.

             13.5 Amendment, Modification and Waiver. The parties may amend or modify this Agreement in any respect, and Buyer, on the one hand, and each of the Sellers, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other, (b) waive any inaccuracies in representations and warranties by the other, (c) waive compliance by the other with any of the obligations contained in this Agreement, or (d) waive the fulfillment of any condition precedent to the performance under this Agreement of the waiving party. Any such amendment, modification, extension or waiver shall be in writing. The waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

             13.6 Governing Law, Venue and Attorneys' Fees and Costs. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Florida (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law.

         EACH OF SELLERS HEREBY AGREES THAT ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER PERMITTED TO BE BROUGHT IN COURT BY THE TERMS OF THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA, IN VOLUSIA COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA. SELLERS EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED BY SUCH COURTS IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH SELLER MAY HAVE, NOW OR HEREAFTER, TO THE VENUE OF ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         In connection with any legal proceedings arising out of this Agreement, the prevailing party in such proceeding shall be entitled to receive from the non-prevailing party reimbursement for costs and expenses incurred (including reasonable attorneys' fees), including in connection with any appellate proceedings.

             13.7 Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

             13.8 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

             13.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original; and any person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

             13.10 Entire Agreement. This Agreement, together with the agreements, exhibits, schedules and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the purchase and sale of the Shares and supersede all prior agreements and understandings. Without limiting the scope of the foregoing, the parties specifically acknowledge and agree that all employment agreements, shareholder agreements, subscription agreements and any similar agreements regarding the Shares that any Seller entered into at any time prior to the Closing hereunder, including without limitation the Shareholders Agreement dated December 12, 1994 and the Stock Restriction and Purchase Agreement dated January 27, 2003, are hereby terminated and superseded in all respects, and the applicable Sellers hereby waive any and all rights arising under such agreements with respect to the transactions contemplated by this Agreement. The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to purchase or sell the Shares, it being understood and agreed that neither Buyer nor Sellers shall be legally obligated with respect to such a purchase or sale or to any other terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the first date written above.

Buyer:                                      Orleans Homebuilders, Inc.

                                            By:  Benjamin D. Goldman
                                                 -------------------------------
                                                 Name: Benjamin D. Goldman
                                                 Title: Vice Chairman

Company:                                    Masterpiece Homes, Inc.

                                            By:  Robert Fitzsimmons
                                                 -------------------------------
                                                 Name:  Robert Fitzsimmons
                                                 Title: President

Sellers:                                    The David R. Robinson Trust

                                            By:  David R. Robinson
                                                 -------------------------------
                                                 Name: David R. Robinson
                                                 Title: Trustee

                                            Robert Fitzsimmons
                                            ------------------------------------
                                                     Robert Fitzsimmons

Robinson:                                   David Robinson
                                            ------------------------------------
                                                     David Robinson

                     LIST OF OMITTED EXHIBITS AND SCHEDULES

         Schedule 1.1                Number of Shares owned by each Seller
         Exhibit 2.4                 Guarantees
         Exhibit 4.4                 Capitalization
         Exhibit 4.8 Balance Sheet of the Company as of December 31, 2002 and the Interim Balance Sheet of the Company as of May 31, 2003
         Exhibit 4.10                Warranties
         Exhibit 4.11(b)             List of Real Property
         Exhibit 4.11(c)             Leased Real Property
         Exhibit 4.11(d)             List of all Written and Oral Agreements
         Exhibit 4.11(i)             Unpaid Charges
         Exhibit 4.13                List of Properties, Contracts, etc.
         Exhibit 4.16                List of all Repairs
         Exhibit 4.17                Names of 10 Suppliers
         Exhibit 4.18(e)             Consent of 341(f)(1) filing with the IRS
         Exhibit 4.19                Employee Benefits
         Exhibit 4.20(c)             OSHA Reports
         Exhibit 4.21                Directors, Officers and Employees
         Exhibit 4.22                Affiliate Agreement
         Exhibit 4.24                Absence of Certain Changes and Events
         Exhibit 7.3                 Approvals